Exhibit 4.4

QUHUO LIMITED

SHAREHOLDERS AGREEMENT

Date: August 23, 2019

Shareholders Agreement

Preface

This Shareholders Agreement (the “Agreement”) was entered into on August 23, 2019 by and among:

(1)	QUHUO LIMITED, a company duly established and validly existing in the Cayman Islands (the “Company”);

(2)	QUHUO INVESTMENT LIMITED, a company duly established and validly existing in the British Virgin Islands (the “BVI Company”);

(3)	QUHUO TECHNOLOGY INVESTMENT (HONG KONG) LIMITED, a company duly established and validly existing in Hong Kong (the “HK Company”);

(4)	Beijing Quhuo Information Technology Co., Ltd., a wholly foreign-owned enterprise duly established and validly existing in China (the “WFOE”);

(5)	Beijing Quhuo Technology Co., Ltd., a limited liability company duly established and validly existing in China (the “VIE”);

(6)	YU Leslie, a citizen of [REDACTED], with passport number of [REDACTED] and contact address of [REDACTED];

(7)	YANG Shuyi, a citizen of [REDACTED], with ID card number of [REDACTED] and contact address of [REDACTED];

(8)

BA Zhen, a citizen of [REDACTED], with ID card number of [REDACTED] and contact address of [REDACTED] (together with YANG Shuyi and YU Leslie collectively referred to as the “Founding Individual Shareholders”);

(9)	QUHUO HOLDING (BVI) LIMITED, a company duly established and validly existing in the British Virgin Islands (the “ESOP SPV”);

(10)

Each entity as listed in Item 1 of Appendix A (collectively, the “Founding Entity Shareholders”; together with the Founding Individual Shareholders, collectively referred to as the “Founding Shareholders”)

(11)	Each entity as listed in Item 2 of Appendix A (collectively, “Series Angel Investor”);

(12)	Each entity as listed in Item 3 of Appendix A (collectively, “Series A Investors”);

(13)	Each entity as listed in Item 4 of Appendix A (collectively, “Series B Investors”);

(14)	Each entity as listed in Item 5 of Appendix A (collectively, “Series C-1 Investors”);

(15)	Each entity as listed in Item 6 of Appendix A (collectively, “Series C-2 Investors”);

(16)	Each entity as listed in Item 7 of Appendix A (collectively, “Series D Investors”).

In this Agreement, YU Leslie is hereinafter referred to the “Actual Controller”; the Founding Shareholders, ESOP SPV and Series Angel Investor are hereinafter collectively referred to as the “Original Shareholders”; the Series A Investors, Series B Investors, Series C-1 Investors, Series C-2 Investors and Series D Investors are hereinafter collectively referred to as the “Investors”; the Original Shareholders and the Investors are hereinafter individually referred to as a “Shareholder” and collectively as the “Shareholders”; the Company, BVI Company, HK Company, WFOE, VIE, the Original Shareholders and the Investors are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

The above Parties hereby reached the following Agreement through friendly negotiation on the principle of equality and mutual benefit.

Recital

(1)

The Company is an exempted company with limited liability duly established and validly existing in the Cayman Islands. As at the date hereof, the authorized share capital of the Company is US$50,000, divided into 500 million shares with a par value of US$0.0001 per share, of which the number of issued shares is 48,606,410.

(2)

The Company intends to restructure (the “Restructure”) its Group Companies (as defined below) to complete the initial public offering of its shares (or the ADRs representing such shares) and listing on a stock exchange in the United States or any other stock exchanges approved by the Shareholders.

(3)

The Shareholders or their Affiliates are shareholders of VIE before restructuring. For the purpose of restructuring, the Shareholders and the Company entered into a Share Subscription Agreement (the “Share Subscription Agreement”) on August 23, 2019, under which the Shareholders agree to subscribe for the shares issued by the Company, and the Company agrees to issue the shares to the Shareholders, so that the ownership structure of the Company immediately upon the completion of the restructuring is the same as that of the VIE immediately prior to the restructuring (“Share Subscription”).

(4)

After the completion of the said Share Subscription, the Shareholders shall be the shareholders of the Company. The Parties hereby agree in this Agreement the rights and obligations of each Shareholder as a shareholder of the Company.

THEREFORE, the Parties hereto agree as follows:

Article 1     Basic Information

1.1	Establishment of the Company

The Company is an exempted company with limited liability duly established and validly existing in Cayman Island.

1.2	The name and the registered address of the Company

1.2.1	The name of the Company is: QUHUO LIMITED.

1.2.2	The registered address of the Company is: Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

1.3	The effective date of this Agreement:

This Agreement shall take effect after the legal date of signature by the Parties (the “Effective Date”).

Article 2     Share Capital

2.1	Share Capital and Shareholding Ratio

2.1.1

Immediately following the completion of the Share Subscription, the authorized share capital of the Company shall be US$50,000, consisting of 500 million shares (“Shares”) with a par value of US$0.0001 per share, including: (i) 475,868,900 ordinary shares of the Company with a par value of US$0.0001 per share (“Ordinary Shares”), including 24,475,310 issued Ordinary Shares of the Company (in which 9,502,550 shares are used in the employee incentive plan of the Group Companies); (ii) 1,335,370 issued series A preferred shares with a par value of US$0.0001 per share (“Series A Preferred Shares”); (iii) 9,500,030 issued series B preferred shares with a par value of US$0.0001 per share (“Series B Preferred Shares”); (iv) 5,107,720 issued series C-1 preferred shares with a par value of US$0.0001 per share (“Series C-1 Preferred Shares”); (v) 2,377,370 issued series C-2 preferred shares with a par value of US$0.0001 per share (“Series C-2 Preferred Shares”); and (vi) 5,810,610 issued series D preferred shares with a par value of US$0.0001 per share (“Series D Preferred Shares”).

2.1.2	Immediately after the completion of the Share Subscription, the shareholding of each Shareholder in the share capital of the Company is as follows:

Name of the Shareholder	Description	Class of Shares	Number of Shares Held	Shareholding Ratio
LESYU INVESTMENTS LIMITED	Founding Entity Shareholders	Ordinary Shares	6,296,630	12.95%
YGS INVESTMENT LIMITED	Founding Entity Shareholders	Ordinary Shares	6,113,540	12.58%
BZB INVESTMENT LIMITED	Founding Entity Shareholders	Ordinary Shares	2,363,030	4.86%
QUHUO HOLDING (BVI) LIMITED	ESOP	Ordinary Shares	9,502,550	19.55%
Wanquan Investment (BVI) Limited	Series Angel Investor	Ordinary Shares	199,560	0.41%
iStart Venture Limited	Series A Investors	Series A Preferred Shares	1,335,370	2.75%
	Series B Investors	Series B Preferred Shares	554,000	1.14%
	Series C-1Investors	Series C-1 Preferred Shares	488,000	1.00%
SBCVC Fund IV, L.P.	Series B Investors	Series B Preferred Shares	4,266,740	8.78%
	Series C-1Investors	Series C-1 Preferred Shares	488,000	1.00%
	Series D Investors	Series D Preferred Shares	919,040	1.89%
Baidu Online Network Technology (Beijing) Co., Ltd.	Series B Investors	Series B Preferred Shares	4,679,290	9.63%
	Series C-1 Investors	Series C-1 Preferred Shares	1,271,000	2.61%
ClearVue YummyExpress Holdings, Ltd.	Series C-1 Investors	Series C-1 Preferred Shares	2,860,720	5.89%
	Series D Investors	Series D Preferred Shares	755,910	1.56%
CDIB Private Equity (Fujian) Enterprise (Limited Partnership)	Series C-2 Investors	Series C-2 Preferred Shares	1,359,850	2.80%
	Series D Investors	Series D Preferred Shares	657,110	1.35%
Zhongnan Capital (Hong Kong) Limited	Series C-2 Investors	Series C-2 Preferred Shares	1,017,520	2.09%
	Series D Investors	Series D Preferred Shares	491,690	1.01%
FUSI Irvine L.P.	Series D Investors	Series D Preferred Shares	597,370	1.23%
Beijing ErQu Management Consultant LLP	Series D Investors	Series D Preferred Shares	1,943,760	4.00%
Delta Electronics Capital Company	Series D Investors	Series D Preferred Shares	445,730	0.92%
Total			48,606,410	100.00%

2.2	Share Certificate and Share Registration

The Company shall provide each Shareholder with a Share Certificate and an updated Register of Members to prove the shareholding ratio of each Shareholder.

Article 3 Board of Directors

3.1	Authorities of the Company

3.1.1

The Board of Directors (the “Board of Directors”) is the highest authority of the Company and shall determine all major matters of the Company. The Shareholders agree that, any resolution of the shareholders’ meeting shall first be deliberated by the Board of Directors in accordance with Article 3 (including the special resolution of the Board of Directors in Article 3.5). If such matter has been approved by the Board of Directors in accordance with this Article and still needs the consent of the board of shareholders of the Company as required by Applicable Laws, the Shareholders shall vote in favor of the matter at the shareholders’ meeting.

3.1.2	For the avoidance of doubt, the functions and powers of the Board of Directors include but are not limited to:

(1)	decide on the business policy and the investment plan of the Group Companies;

(2)	examine and approve the annual financial budget plan and final accounts of the Group Companies;

(3)	examine and approve the profit distribution plan and the loss recovery plan of the Group Companies;

(4)	make resolutions on the share capital increase or decrease of the Group Companies;

(5)	make resolutions on merger, division, dissolution, liquidation or form change of the Group Companies;

(6)	modify constitutional documents such as the Articles of Association of the Group Companies (and any amendments thereto);

(7)	decide on the internal management structure of the Group Companies;

(8)	examine and approve the basic management system of the Group Companies;

(9)	decide on the scope of senior management of the Group Companies and their appointment and dismissal as well as their remuneration and welfare;

(10)	other functions and powers set forth herein and the Articles of Association (and any amendments thereto), including but not limited to the resolution matters set forth in Article 3.5 hereof.

3.2	Headcount, Authority and Directors’ Term of the Board of Directors

3.2.1

The Board of Directors should be composed of nine (9) directors (the “Headcount of the Board of Directors”), in which SBCVC SPV and iStart SPV shall be entitled to appoint one (1) director together, Baidu SPV shall be entitled to appoint one (1) director, ClearVue SPV shall be entitled to appoint one (1) director, and Fusi SPV shall be entitled to appoint one (1) director (the said four (4) directors are collectively referred to as the “Investor Shareholders”); the remaining five (5) directors shall be appointed jointly by the Founding Shareholders. CDIB SPV and Zhongnan Capital SPV shall appoint one (1) observer jointly, who shall be entitled to receive notice of the Board of Directors, to attend the Board of Directors and to have access to all information on meetings of Board of Directors without the voting right.

3.2.2

Each director shall serve a term of office of three (3) years and may be re-elected by the Shareholders with the right to appoint such directors. Prior to the expiration of the term, the appointing party shall be entitled to request the removal or replacement of any of its appointed directors at the board meeting.

3.3	Chairman of the Board

3.3.1	The Chairman of the Board of the Company (the “Chairman”) shall be one (1) director appointed by the Founding Shareholders.

3.3.2

The Chairman shall exercise its powers within the limits prescribed by the Board of Directors. If the Chairman is unable to perform its duties for any reason, one of the directors elected by more than half of the directors shall perform such duties on its behalf.

3.4	Rules of Procedure of the Board of the Directors

3.4.1	The meetings of Board of Directors shall be convened and presided over by the Chairman.

3.4.2	The Company shall hold the meetings of Board of Directors at least once (1) each quarter to review the performance of previous fiscal quarters.

3.4.3

The quorum of the meetings of Board of Directors shall be more than two-thirds of the directors and include all four (4) Investor Directors. The directors may attend meetings in person, by proxy or by telephone. A resolution made at the meetings of Board of Directors that the quorum referred to herein fails to be formed shall be invalid. Notwithstanding of the foregoing, if the number of directors attending the meetings of Board of Directors is less than the number of the quorum as provided in this Article, such meetings of Board of Directors shall be postponed and reconvened seven (7) days later at the same time and place. If the number of directors present at the postponed meetings of Board of Directors is still less than the requirement of the quorum for the resolution provided in this Article, subject to further provisions in Article 3.5 hereof, the resolution made at the postponed meetings of Board of Directors shall be valid.

3.4.4

The notice of the meetings of Board of Directors shall be given at least ten (10) days in advance, in which shall set out the matters to be considered, the date and place of the meeting. The meetings of Board of Directors shall not discuss and vote on the matters which are not included in the notice of the meetings.

3.4.5

The meetings of Board of Directors shall be attended by the directors in person. If the director is unable to attend the meeting for any reason, he/she may appoint a proxy to attend the meeting in writing. The power of attorney shall specify the scope of authorization. Each director shall have one vote when voting at a meeting of Board of Directors.

3.4.6

The directors may attend the meetings of Board of Directors by audio or video phone, which shall be deemed that such director attends the meetings of Board of Directors in person, and such director attending the meetings of Board of Directors by such method shall be included in the quorum and effective voting of directors attended the meeting.

3.4.7

Resolutions agreed by all directors of the Company in writing shall be directly made without convening the meetings of Board of Directors, provided that such resolutions shall be signed by all directors.

3.5	Matters Requiring Special Resolution of the Board of Directors

3.5.1	Matters Requiring the Consent of the Investor Directors

Unless otherwise agreed herein, subject to a quorum under Article 3.4.3 hereof and before the Qualified IPO, the following matters shall not be valid unless approved by more than two-thirds (including the number) of the directors present at the meetings of Board of Directors, and the directors approving such matters shall include at least three Investor Directors (if the following matters have been approved by the Board of Directors in accordance with this Article and still need the unanimous consent of all directors present at the meetings of Board of Directors as required by Applicable Laws, the Parties shall cause their respective appointed directors to vote in favor of such matter at the meetings of Board of Directors):

(1)	To increase, decrease or transfer the share capital of the Group Companies and other ways to restructure or adjust the ownership structure of the Group Companies;

(2)	To merge, divide, suspend, terminate, dissolve, liquidate, bankrupt, restructure or change the form of the Group Companies;

(3)	To sell the Subsidiaries of the Group Companies or acquire other enterprises by the Group Companies;

(4)

To sell, transfer, license, mortgage, pledge or authorize any third party to use or otherwise dispose of any material tangible and intangible assets of the Group Companies, including but not limited to patents, trademarks, copyrights or other intellectual property;

(5)	To cancel the rights enjoyed by the Investors hereunder and pursuant to the Articles of Association of the Company or grant any rights to any third party superior to the rights of the Investors;

(6)	To provide any form of warranties, guarantees or loan to any entity other than the Group Companies;

Unless otherwise agreed herein, before the Qualified IPO, the following matters shall not be valid unless approved by more than two-thirds (including the number) of the directors present at the meetings of Board of Directors, and the directors approving such matters shall include at least three Investor Directors. If the following matters have been approved by the Board of Directors in accordance with this Article and still needs the unanimous consent of all directors present at the meetings of Board of Directors as required by Applicable Laws, the Parties shall cause their respective appointed directors to vote in favor of such matter at the meetings of Board of Directors:

(1)

To modify or waive the major provisions in the constitutional documents or procedures including the Articles of Association of the Group Companies; to modify and terminate VIE Contractual Arrangement Related Documents (as defined in Share Subscription Agreement);

(2)	To declare or pay any dividend, bonus or loss recovery plan;

(3)	To provide any warranties or loans to any third party (including the shareholders or its Affiliates of the Group Companies);

(4)	To approve or change the scale or distribution of seats in the Board of Directors of the Company;

(5)	To approve or modify the employees’ shares incentive plan of the Group Companies;

(6)	To issue any securities, shares, preferred shares or warrants, options and other rights in or outside China that may be purchased for any security;

(7)	To engage in any business area materially different from the existing business plan, change the name or terminate any existing business;

(8)

To decrease or dispose of any shares of the Company in any way within three years after the Effective Date hereof by the Founding Shareholders, including directly or indirectly selling, presenting, pledging, imposing encumbrances of property rights or imposing sanctions in other ways; or

(9)	To approve or modify the annual budget, operation plan, including any capital expenditure budget, operation budget and financial plan.

3.5.2	Matters Requiring the Consent of any Investor Director

Unless otherwise agreed herein, before the Qualified IPO, the following matters shall not be valid unless approved by more than two-thirds (including the number) of the directors present at the meetings of Board of Directors, and the directors approving such matters shall include at least one Investor Director:

(1)	Decisions on the appointment and employment of the chief executive officer (CEO), chief financial officer (CFO) and other key positions and employees of the Group Companies;

(2)	A major capital expenditure or investment with consideration paid by the Group Companies at or above RMB500,000;

(3)

Purchase, sale, mortgage, pledge, lease, pawn or other disposal of assets that goes beyond the normal business operation scope or exceed the budget of the Group Companies and whose total transaction amount exceeds RMB500,000 within twelve (12) months;

(4)	Any debts and payment obligations incurred by the Group Companies with an amount of more than RMB200,000, unless incurred in the normal business process;

(5)	Major cooperation agreements signed by the Group Companies;

(6)

The Group Companies enter into material agreements with one or more Affiliates, in which the Group Companies makes unlimited commitments, warranties or obligations, or the single payment amount under which is more than RMB200,000, or the cumulative total payment amount under which exceeds RMB500,000 during any twelve (12) month period; or

(7)	Other material events in the daily operation and management of the Group Companies that need to be decided by the Board of Directors;

3.5.3

In addition to the normal decision-making process of the Board of Directors, the following matters shall not be valid unless it is approved with a written consent letter by the Series C-2 Investors who hold more than 50% (including the number) of the total shares of the Company in series C-2 investment:

(1)	To increase, decrease or transfer the share capital of the Group Companies and other ways to restructure or adjust the ownership structure of the Group Companies;

(2)	To merge, divide, suspend, terminate, dissolve, liquidate, bankrupt, restructure or change the form or organizational structure of the Group Companies;

(3)	To sell any of its Subsidiaries or acquire other enterprises by the Group Companies;

(4)

To sell, transfer, license, mortgage, pledge or authorize any third party to use or otherwise dispose of any material tangible and intangible assets of the Group Companies, including but not limited to patents, trademarks, copyrights or other intellectual property;

(5)

To cancel the rights enjoyed by the Series C-2 Investors hereunder and pursuant to the Articles of Association of the Company or grant any rights to any third party superior to the rights of the Series C-2 Investors;

(6)	To provide any form of warranties, guarantees or loan to any entity other than the Group Companies;

(7)	To modify or waive the major provisions in the constitutional documents or procedures including the Articles of Association of the Group Companies;

(8)	To issue any securities, shares, preferred shares or warrants, options and other rights that may be purchased for any security by the Group Companies or the target company in or outside China;

(9)	To engage in any business area materially different from the existing business plan, change the name or terminate any existing business of the Group Companies;

3.6	Other Matters Requiring Resolution of the Board of Directors

Except as provided in Article 3.5 hereof, other matters requiring resolutions of the Board of Directors shall be approved and become effective only with the consent of a majority of the directors present at the meetings of Board of Directors.

3.7	Resolutions of the Board of Directors and the Board of Shareholders

The resolutions of the Board of Directors or the Board of Shareholders shall be written in English and be filed by the Company and copied to the Parties after they are signed by the shareholders, shareholder representatives, directors or the proxy appointed by the directors.

3.8	Expense Burden

The expenses necessary for the directors of the Company to exercise their functions and powers under this Agreement, the Articles of Association (and any amendments thereto) and Applicable Laws and regulations shall be borne by the Company. Meanwhile, the Company shall cover customary insurance for directors and make every effort to ensure the safety of members of Board of Directors.

Article 4     Management Organization

4.1	Chief Executive Officer

4.1.1	The Company shall have one (1) CEO, who shall be responsible for the daily operation and management of the Group Companies.

4.1.2	The CEO is nominated by the Founding Shareholders and appointed and dismissed by the Board of Directors in accordance with Article 3.5 hereof.

4.2	Functions and Powers of the CEO

The CEO is responsible for implementing the resolutions of the board meeting, leading the daily operation management of the Group Companies and exercising other functions and powers as authorized by the Board of Directors.

4.3	Term of Office, Dismissal and Replacement of the CEO

4.3.1	The CEO shall serve a term of three (3) years and shall be re-elected upon resolution of the Board of Directors.

4.3.2	If the CEO is dismissed or leave, his/her successor shall be reappointed in accordance with Article 4.1 hereof.

4.4	Scope of the Officers

Officers refer to the CEO, CFO, chief operation officer (COO) and other persons deemed to be officers by the Board of Directors.

4.5	Obligations of the Officers

4.5.1	The CEO and other officers of the Company shall be diligent and responsible and work in the best interests of the Group Companies.

4.5.2

The CEO and other officers shall not use their positions to seek business opportunities belonging to the Group Companies for themselves or others, nor shall they engage in any business of the same kind or compete with the business of the Group Companies.

4.5.3	The CFO shall report to the Board of Directors and the CEO, but such report shall not adversely affect the normal operation of the Group Companies.

Article 5    Labor Management

5.1	Labor Management

The CEO of the Company shall formulate relevant plans for the enrollment, recruitment, dismissal, wages, labor insurance, welfare, rewards and punishments of the employees of the Group Companies in accordance with relevant laws and regulations. Upon the approval of the Board of Directors, the CEO/general manager of the Group Companies shall, on behalf of the Group Companies, enter into labor contracts with the employees.

5.2	Employee Recruitment

The employees and workers needed by the Group Companies shall be recruited mainly through open recruitment and selected on the basis of merit after examination. All employees and workers formally employed shall sign labor contracts.

Article 6    Tax, Finance and Audit

6.1	Tax

6.1.1    The Group Companies and the Parties shall pay taxes in accordance with relevant laws and regulations.

6.1.2    The Parties shall endeavor to obtain all current and future tax exemptions, tax reductions and preferential treatment that may be enjoyed in accordance with relevant laws and regulations for the Group Companies, the Parties and all personnel.

6.2	Financial and Accounting System

The Company shall establish a financial accounting system in accordance with the accounting principles generally accepted at the place of Qualified IPO. The financial statements prepared for the Company shall be written in English to truly, completely and impartially reflect the financial situation of the Company on the date of the statement and the operating effect during the accounting period involved in the statement.

6.3	Account Book

All management account books of the Company shall be prepared in Chinese and available for audit by either Party or its representative at any reasonable time. Each Party shall be entitled to employ an independent accountant to review the books and records of the Company at its own expense. The Company and other Parties shall provide such accountants with full cooperation to facilitate their access to all account books and documents of the Company.

6.4	Information Right and Inspection Right of the Investors

6.4.1

From the Effective Date hereof, the Company shall regularly and promptly deliver the following information to the Investors for any period of time during which the Investors hold the shares of the Company (unless the Company has completed the Qualified IPO at that time) and without affecting any rights of the Investors hereunder:

(1)

Within five (5) calendar days after the end of each month, (i) monthly financial report of the Group Companies; (ii) report of a matter that may have a Material Adverse Effect on the operations or financial position of the Group Companies;

(2)

Within thirty (30) calendar days after the end of each quarter, (i) the unaudited quarterly financial report prepared by the Group Companies in accordance with generally accepted accounting standards; (ii) report of a matter that may have a Material Adverse Effect on the operations or financial position of the Group Companies;

(3)

Within ninety (90) calendar days after the end of each fiscal year, on a yearly basis, (i) audited financial statements of Group Companies; and (ii) report on the business operation of the Group Companies for the fiscal year, including report on a matter that may have a Material Adverse Effect on the operation or financial position of the Group Companies;

(4)

(i) Report of the financial budget for the following fiscal year within thirty (30) calendar days before the end of each fiscal year; and (ii) thirty (30) calendar days’ notice of any material changes to the approved annual budget, including changes to the salaries of officers;

(5)

(i) Notice of a meeting of Board of Directors with the relevant agenda, informed thirty(30) calendar days in advance; (ii) immediate notification of any Litigation/Arbitration related to the Group Companies, important judgments against the Group Companies and other matters that may have a Material Adverse Effect on the operations and financial position of the Group Companies; (iii) Immediate notification of the failure of the Group Companies to comply with relevant laws issued by any competent authority or government department; and (iv) immediate notification of any change in the nature or scope of business of the Group Companies; and

(6)	Other information about the financial position, business or legal person status of the Group Companies as required by the Investors.

6.4.2

The Actual Controller and the Founding Shareholders shall cause the Company to permit the Investors, at all reasonable times during normal working hours, to access and inspect the property of the Group Companies, to inspect the account books and records of the Group Companies, and to discuss the affairs, finances and accounts of the Group Companies with its managers, directors and auditors, financial advisers and lawyers upon reasonable request and with reasonable notice one (1) Business Day in advance, provided that any examination, inspection, inquiry, conducted or not, or whether the Investors have any knowledge of the information (including but not limited to any information the Investors obtained relating to such examination, inspection and inquiry) or not, shall not constitute a waiver by the Investors of any rights they may enjoy under any representations, warranties, covenants or terms or agreements under any relevant agreements. Any examination, inspection or inquiry made by the said Investors shall not affect the normal operation of the Group Companies.

6.5	Independent Auditor

The independent auditor selected by the Company should be one of the “Big Four” accounting firms routinely employed by the industry, who is able to perform the accounting activities in accordance with domestic accounting standards of China, international standards or U.S. standards. If the Board of Directors determines that the independent auditor does not meet the above criteria, the independent auditor may be removed and replaced in accordance with the criteria of the Company for selecting an independent auditor under this Article.

6.6	Currency

The Company uses RMB as its unit of account. When foreign currencies are converted into RMB for bookkeeping purposes, the exchange rate shall be calculated at the rate normally adopted for the relevant transaction.

6.7	Fiscal Year

The fiscal year of the Company starts from January 1 of each year and ends on December 31 of the current year (the last fiscal year ends on the date of expiration hereof or the date of early dissolution of the Company in accordance with this Agreement).

6.8	Report

The Company shall distribute monthly, quarterly and annual financial statements to the Board of Directors. The independent auditor shall conduct an annual audit of the account books and statements of the Company. The audit report shall be approved by the Board of Directors and delivered to the Parties and relevant government departments (if necessary).

Article 7     Insurance

7.1	Insurance

The Group Companies shall cover all kinds of insurance with the insurance companies which are qualified and commonly chosen in industries. The insurance coverage, amount and duration and other relevant matters shall be determined by the Board of Directors of the Company or any other Persons authorized by the Board of Directors.

Article 8     Profit Distribution

8.1	Profit Distribution

The remaining profits from the operations of the Company in this fiscal year, after the Company pays the income tax and makes any deductions or payments (up to the minimum amount required by laws) as required by laws and regulations shall be distributed in accordance with the resolutions of the Board of Directors of the Company.

8.2	Principles for Profit Distribution

The Parties shall distribute the profits based on their shareholding ratio in the Company.

Article 9     Shareholders’ Rights

9.1	Pre-emptive Rights in Capital Increase

9.1.1

The Actual Controller, the Company and the Original Shareholders jointly undertake and ensure that, unless otherwise agreed in Article 9, the Company, without prior written consent of the Investors, shall not increase its share capital, or dilute the shares of the Investors in the Company by amending the Articles of Association, or restructuring, integrating, shares selling, merging or asset selling or other actions that may cause the dilution of such shares.

9.1.2

Unless with prior written consent of the Investors, The unit price of the increased share capital of the Company shall not be lower than the price of each share that such Investors subscribe for or receive in the corresponding series of financing of the Company.

(1)

The Actual Controller, the Company and the Original Shareholders undertake that, in the following financing, if any entity or person subscribes any increased share capital of the Company at the rate less than the post-money valuation of the Company (i.e., US$195.29 million) after Series D Capital Increase (“Series D Depreciation Financing”), the Series D Investors shall be entitled to re-determine the shareholding ratio due to previous capital increases and/or share transfers at the capital increase price of Series D Depreciation Financing, and the Founding Shareholders shall transfer the corresponding shares to the Series D Investors based on the proportion of the shares they hold in the Company at that time.

(2)

If the Actual Controller and Founding Shareholders sell old shares to outside investors other than the existing Shareholders, unless agreed by the Series C-2 Investors, the price of such share transfer shall not be lower than the comprehensive shareholding cost of the Series C-2 Investors, i.e., the pre-transfer valuation of the Company shall not be lower than US$175,896,151. (“MFN Protection Clause on Old Shares Trading”)

Provided that there is no conflict with Article 9.1.2 (1) and the share compensation in Article 9.1.2 (1) can be fully satisfied, the Actual Controller, the Company and the Original Shareholders undertake that, in the following financing, if any entity or person subscribes any increased share capital of the Company at the rate less than the post-money valuation of the Company (i.e., US$ 175,896,151) after series C-2 Capital Increase (“Series C-2 Depreciation Financing”), the Series C-2 Investors shall be entitled to re-determine the shareholding ratio that the Series C-2 Investors should obtain due to the series C-2 investment at the capital increase price of Series C-2 Depreciation Financing, and the Founding Shareholders shall transfer the corresponding shares to the Series C-2 Investors based on the proportion of the shares they hold in the Company at that time.

(3)

Provided that there is no conflict with Article 9.1.2 (1) and/or 9.1.2 (2) and the share compensation in Article 9.1.2 (1) and/or 9.1.2 (2) can be fully satisfied, the Actual Controller, the Company and the Original Shareholders undertake that, in the following financing, if any entity or person subscribes any increased share capital of the Company at the rate less than the post-money valuation of the Company (i.e., US$ 100 million) after series C-1 capital increase (“Series C-1 Depreciation Financing”), the Series C-1 Investors shall be entitled to re-determine the shareholding ratio that the Series C-1 Investors should obtain due to the said increased capital in series C-1 investment agreement at the capital increase price of Series C-1 Depreciation Financing, and the Founding Shareholders shall transfer the corresponding shares to the Series C-1 Investors based on the proportion of shares they hold in the Company at that time.

(4)

Provided that there is no conflict with Article 9.1.2 (1) and/or 9.1.2 (2) and/or 9.1.2 (3) and the share compensation in Article 9.1.2 (1) and/or 9.1.2 (2) and/or 9.1.2 (3) can be fully satisfied, the Actual Controller, the Company and the Original Shareholders undertake that, in the following financing, if any entity or person subscribes any increased share capital of the Company at the rate less than the post-money valuation of the Company (i.e., RMB 150 million) after series B capital increase (“Series B Depreciation Financing”), the Series B Investors shall be entitled to re-determine the shareholding ratio that the Series B Investors should obtain due to the said increased capital and share transfer in the series B investment agreement at the capital increase price of Series B Depreciation Financing, and the Founding Shareholders shall transfer the corresponding shares to the Series B Investors based on the proportion of the shares they hold in the Company at that time.

(5)

Provided that there is no conflict with Article 9.1.2 (1) and/or 9.1.2 (2) and/or 9.1.2 (3) and/or 9.1.2 (4) and the share compensation in Article 9.1.2 (1) and/or 9.1.2 (2) and/or 9.1.2 (3) and/or 9.1.2 (4) can be fully satisfied, the Company undertakes that, in the following financing, if any entity or person subscribes any increased share capital at the rate less than the post-money valuation of the Company (i.e., RMB 85 million) after series A capital increase (“Series A Depreciation Financing”), the Series A Investors shall be entitled to re-determine the shareholding ratio that the Series A Investors should obtain due to the series A investment agreement at the capital increase price of Series A Depreciation Financing, and the Founding Shareholders shall transfer the corresponding shares to the Series A Investors based on the proportion of the shares they hold in the Company at that time.

(6)

If the shares are transferred by the Founding Shareholders to the Investors in accordance with Article 9.1.2 (1) and/or 9.1.2 (2) and/or 9.1.2 (3) and/or 9.1.2 (4) and/or 9.1.2 (5), such share transfer shall be free. If such transfer is not free as required by Applicable Laws, the share transfer price shall be the minimum price permitted by Applicable Laws and accepted by the competent government authorities. The Founding Shareholders shall, at the same time or after the execution of the Share Transfer Agreement, sign another document exempting the payment obligation of the share transfer as required by the Investors. If such exemption is not permitted by then Applicable Laws or competent government authorities, after the Investors pay the transfer price, the Founding Shareholders shall immediately compensate the Investors for the same amount in other appropriate ways to ensure that the Investors do not pay any fees for the share transfer. If the Investors are required by Applicable Laws to pay any taxes for the share transfer, such taxes shall be borne by the Founding Shareholders or compensated by the Founding Shareholders after the payment by the Investors to ensure that the Investors do not pay any taxes for the share transfer.

(7)

In the event of any shareholding ratio adjustment under Article 9.1.2 (1), 9.1.2 (2), 9.1.2 (3), 9.1.2 (4) and 9.1.2 (5), or the share transfer price adjustment under Article 9.1.2 (6), if the said adjustment of the Founding Shareholders is prohibited by Applicable Laws, the Parties shall fully comply with such provisions to the extent not prohibited by Applicable Laws and shall immediately implement other adjustments that have not been implemented upon the removal of such legal obstacles.

9.1.3	Pre-emptive Rights of the Investors

Subject to the exemptions as agreed in Article 9.1.4 hereof, if the Company intends to increase its share capital:

(1)

The Company shall first send a written notice (“Notice of Share Capital Increase”) to the Investors, specifying the amount of share capital it intends to increase (“Share Capital to be Increased”), the shareholding ratio representing the Share Capital to be Increased after dilution, the offering price and payment schedule of the Share Capital to be Increased of the Company (provided that this Article shall be finally approved in advance by the Board of Directors as required herein). The notice shall also state that the Investors shall be entitled to subscribe the corresponding Share Capital to be Increased as determined in Article 9.1.3 (2), (3), (4), (5), (6) and (7) below at a price expressly specified in the Notice of Share Capital Increase in accordance with the terms and conditions set forth in the Notice of Share Capital Increase. The maximum amount of shares that the Investors can subscribe shall be equal to the Share Capital to be Increased;

(2)	Pre-emptive Rights of Series D Investors

Subject to Article 9.1.3 (7) below, within fifteen (15) days after the Series D Investors receive the Notice of Share Capital Increase (“Series D Pre-emptive Rights Period”), the Series D Investors shall enjoy the priority over any other shareholders and third party to send a written notice to the Company requesting to subscribe for the Share Capital to be Increased (“Series D Increased Share Capital Subject to Pre-emptive Rights”). In accordance with the provisions specified in the Notice of Share Capital Increase, the Series D Investors shall subscribe all or part of the increased share capital in proportion to their respective shareholding ratio.

(3)	Pre-emptive Rights of Series C-2 Investors

Upon the expiration of Series D Pre-emptive Rights Period or when the Series D Investors clearly inform the Company in writing that they do not subscribe for the Increased Share Capital Subject to Pre-emptive Rights, whichever is earlier, the Company shall send a written notice to the Series C-2 Investors, stating the detailed information about the series D pre-emptive rights exercised by the Series D Investors. If the Share Capital to be Increased is not completely subscribed by the Series D Investors, within fifteen (15) days after the Series C-2 Investors receive the said written notice (“Series C-2 Pre-emptive Rights Period”), the Series C-2 Investors shall enjoy the priority over any other shareholders (other than the Series D Investors) and third party to send a written notice to the Company requesting to subscribe for the remaining Share Capital to be Increased (“Series C-2 Increased Share Capital Subject to Pre-emptive Rights”). In accordance with the provisions specified in the Notice of Share Capital Increase, each Series C-2 Investor shall subscribe all or part of the Series C-2 Increased Share Capital Subject to Pre-emptive Rights. The Series C-2 Investors exercising their pre-emptive rights shall subscribe for the remaining increased share capital in proportion to their respective shareholding ratio.

(4)	Pre-emptive Rights of Series C-1 Investors

Upon the expiration of Series C-2 Pre-emptive Rights Period or when the Series C-2 Investors clearly inform the Company in writing that they do not subscribe for the Increased Share Capital Subject to Pre-emptive Rights, whichever is earlier, the Company shall send a written notice to the Series C-1 Investors, stating the detailed information about the series C-2 pre-emptive rights exercised by the Series C-2 Investors. If the Share Capital to be Increased is not completely subscribed by the Series D Investors and the Series C-2 Investors, within fifteen (15) days after the Series C-1 Investors receive the said written notice (“Series C-1 Pre-emptive Rights Period”), the Series C-1 Investors shall enjoy the priority over any shareholders (other than the Series D Investors and the Series C-2 Investors) and third party to send a written notice to the Company requesting to subscribe for the remaining Share Capital to be Increased (“Series C-1 Increased Share Capital Subject to Pre-emptive Rights”). In accordance with the provisions specified in the Notice of Share Capital Increase, each Series C-1 Investor shall subscribe all or part of the Series C-1 Increased Share Capital Subject to Pre-emptive Rights. The Series C-1 Investors exercising their pre-emptive rights shall subscribe for the Series C-1 Increased Share Capital Subject to Pre-emptive Rights in proportion to their respective shareholding ratio.

(5)	Pre-emptive Rights of Series B Investors

Upon the expiration of Series C-1 Pre-emptive Rights Period or when the Series C-1 Investors clearly inform the Company in writing that they do not subscribe for the increased share capital subject to pre-emptive rights, whichever is earlier, the Company shall send a written notice to the Series B Investors, stating the detailed information about the series C-1 pre-emptive rights exercised by the Series C-1 Investors. If the Share Capital to be Increased is not completely subscribed by the Series D Investors, the Series C-2 Investors and the Series C-1 Investors, within fifteen (15) days after the Series B Investors receive the said written notice (“Series B Pre-emptive Rights Period”), the Series B Investors shall enjoy the priority over any shareholders (other than the Series D Investors, the Series C-2 Investors and the Series C-1 Investors) and third party to send a written notice to the Company requesting to subscribe for the remaining Share Capital to be Increased (“Series B Increased Share Capital Subject to Pre-emptive Rights”). In accordance with the provisions specified in the Notice of Share Capital Increase, each Series B Investor shall subscribe for all or part of the Series B Increased Share Capital Subject to Pre-emptive Rights. The Series B Investors exercising their pre-emptive rights shall subscribe for the Series B Increased Share Capital Subject to Pre-emptive Rights in proportion to their respective shareholding ratio.

(6)	Pre-emptive Rights of Series A Investors

Upon the expiration of Series B Pre-emptive Rights Period or when the Series B Investors clearly inform the Company in writing that they do not subscribe for the Increased Share Capital Subject to Pre-emptive Rights, whichever is earlier, the Company shall send a written notice to the Series A Investors, stating the detailed information about the series B pre-emptive rights exercised by the Series B Investors. If the Share Capital to be Increased is not completely subscribed for by the Series D Investors, the Series C-2 Investors, the Series C-1 Investors and the Series B Investors, within fifteen (15) days after the Series A Investors receive the said written notice (“Investors’ Pre-emptive Rights Period”), the Series A Investors shall be entitled to subscribe for all or part of the remaining Share Capital to be Increased by sending a notice to the Company. After such notice, the Series A Investors shall subscribe for the remaining all or part Share Capital to be Increased in proportion to their respective shareholding ratio in accordance with the provisions and price specified in the Notice of Share Capital Increase.

(7)

The Investors shall, within the Investors’ Pre-emptive Rights Period, give a written notice (“Notice of Investors’ Pre-emptive Rights”) to the Company stating relevant requirements; otherwise the Investors shall be deemed to have waived the subscription of any increased share capital. If (1) an Investor specifies in the Notice of Investors’ Pre-emptive Rights that it shall not subscribe any increased share capital or subscribe only a portion of the increased share capital of the Company to which it has a prorated right to subscribe; (2) an Investor fails to deliver the Notice of Investors’ Pre-emptive Rights to the Company within the pre-emptive rights period, the Company shall inform other Investors who have fully exercised the pre-emptive rights hereunder that the said Investor who has the subscription rights fails to subscribe the share capital. Such other Investors shall be entitled to, within ten (10) days (“Investors’ Second Pre-emptive Rights Period”) after receiving the notice of the Company, exercise their preemption rights and subscribe such share capital in proportion to their respective shareholding ratio;

(8)

Notwithstanding the provisions in Article 9.1.3 (2) to Article 9.1.3 (7), in any subsequent financing arrangements (“Subsequent Financing”) of the Company after the series D Closing Date (i.e., April 28, 2018) and prior to the application of provisions in Article 9.1.3 (2) to Article 9.1.3 (7), Baidu shall, within fifteen (15) days after receiving the Notice of Share Capital Increase, enjoy the priority over any other shareholders and third party to send a written notice to the Company requesting to subscribe for the Share Capital to be Increased and subscribe for all or part increased share capital in accordance with the provisions as specified in the Notice of Share Capital Increase at the Preferential Price of Baidu. For the avoidance of doubt, the share of share capital increase to which Baidu may exercise the Preferential Price of Baidu referred to in this Article in a Subsequent Financing shall not be higher than 20% of the total amount of the Share Capital to be Increased in such Subsequent Financing. The said “Preferential Price of Baidu” refers to the sum of the valuation of the following two business categories of the Company, of which the “Valuation of the two Business Categories” refers to: (1) the valuation of the real-time logistics business of the Company (including food, fresh food, fruits and vegetables, clothing and delivery business of other products agreed by the Company and Baidu), the amount of which shall be calculated in the following manner: Company’s valuation reflected in the Notice of Share Capital Increase × (1- one-third of the proportion of orders brought by Baidu or its Affiliates in the total orders of real-time logistics business of the Company) (the proportion of orders of the said real-time logistics business shall be counted and confirmed by the Company and Baidu or its Affiliates) × the percentage of the annual revenue of real-time logistics business in the total annual revenue of the Company; and (2) the valuation of all the non-real-time logistics business of the Company, the amount of which shall be calculated in the following manner: Company valuation reflected in the Notice of Share Capital Increase × the percentage of the annual revenue of non-real-time logistics business in the total annual revenue of the Company. For the avoidance of doubt, in the event of multiple rounds of Subsequent Financing by the Company, Baidu shall be entitled to require the application of the provisions of this Article in each round of Subsequent Financing.

(9)

If the Investors fail to subscribe all Share Capital to be Increased in accordance with Article 9.1.3 (1) to Article 9.1.3 (8), the Company shall be entitled to, within ninety (90) consecutive days after the expiration of the Investors’ Pre-emptive Rights Period (or the expiration of the Investors’ Second Pre-emptive Rights Period, if applicable, or the date on which all Investors give written notice to the Company to waive the pre-emptive rights for subscription, whichever is earlier), sell the Share Capital to be Increased not subscribed for by the Investors to the potential subscribers (including but not limited to the Original Shareholders) at a price not lower than the price specified in the Notice of Share Capital Increase and on terms not more favorable than those offered to the Investors. If, for any reason, the potential subscribers (including but not limited to the Original Shareholders) fail to purchase the Share Capital to be Increased not subscribed by the Investors and sign the corresponding capital increase contract at the above price and conditions within the said period, the offering rights of Capital Increase of the Company to the potential subscribers (including but not limited to the Original Shareholders) in accordance with the Notice of Share Capital Increase shall be terminated and provisions in Article 9.1 shall be reapplied to the Share Capital to be Increased (if the Company intends to continue to increase its share capital).

9.1.4	Exempted Share Capital Increase

The Investors’ rights to the Share Capital to be Increased of the Company provided in Article 9 shall not apply to the subscription of the shares issued under the shares incentive plan or for Restructuring as approved by the Board of Directors, and other capital increase waived by other Investors in writing and approved by the Board of Directors, as well as the additional shares issued by the Company in accordance with Article 9.6.

9.1.5	Obligations of the Company and the Original Shareholders

(1)

For the avoidance of doubt, the Original Shareholders undertake and warrant that, they shall, upon the Investors exercising the said preferential subscription rights, sign the documents certifying the waiver of the pre-emptive right of capital increase and all other necessary documents related to capital increase as required by the Investors.

(2)

In terms of any proposed capital increase actions of the Company under Article 9 hereof, the Parties agree to make best efforts to complete all legal procedures required by such capital increase, including but not limited to signing capital increase agreement and other related contracts, procuring their appointed directors to approve such share capital increase in relevant resolution of Board of Directors, conducting asset valuation (if necessary) and performing relevant government registration procedures within the time limit stipulated herein.

9.2	Share Transfer Procedures

9.2.1	Rights of First Refusal of the Investors

(1)	Priority Notice of Share Transfer

Subject to the provisions of Article 9.2.4 and Article 9.2.5, if any Founding Shareholders, Original Shareholders (“Share Transferor”) intends to transfer any of their share interest in the Company, they shall, prior to such transfer, send a written notice (“Notice of Share Transfer”) to all Investors, specifying the Shares to be Transferred in a reasonable manner, including but not limited to the proportion of share interests to be sold or transferred (“Shares to be Transferred”), the nature of such sale or transfer, the consideration to be paid for the proposed transfer and the name and address of each potential purchaser or transferee.

(2)	Rights of First Refusal of the Series D Investors

Each Series D Investor shall be entitled to purchase such Shares to be Transferred in accordance with the proportion of shares it holds in the Company at that time. The Series D Investors exercising the right of first refusal shall, within fifteen (15) days (“Series D Share Transfer Preferential Period”) after receiving the Notice of Share Transfer, send a written notice to the Company and the Share Transferor requesting the purchase of all or part of the Shares to be Transferred and purchase all or part of the Shares to be Transferred in accordance with the price, the material terms and conditions as provided in the Notice of Share Transfer.

(3)	Expiration Notice of the Series D Share Transfer Preferential Period

Upon the expiration of the Series D Share Transfer Preferential Period (or the date on which the Series D Investors expressly notify the Company in writing to waive such rights of first refusal, whichever is earlier), the Company shall send a written notice (“Expiration Notice of the Series D Share Transfer Preferential Period”) to the Share Transferor, the Series A Investors, the Series B Investors, the Series C-1 Investors and Series C-2 Investors respectively, specifying that (i) all Shares to be Transferred are purchased by the Series D Investors; or (ii) the Shares to be Transferred are not purchased or fully purchased by the Series D Investors. Under clause (ii), the Expiration Notice of the Series D Share Transfer Preferential Period shall expressly set forth the remaining Shares to be Transferred and the Series C-2 Investors may exercise the rights of first refusal in respect of the remaining Shares to be Transferred in accordance with Article 9.2.1(4) below.

(4)	Rights of First Refusal of the Series C-2 Investors

Each Series C-2 Investor shall be entitled to purchase such Shares to be Transferred in accordance with the proportion of shares it holds in the Company at that time. The Series C-2 Investors exercising the rights of first refusal shall, within fifteen (15) days (“Series C-2 Share Transfer Preferential Period”) after receiving the Expiration Notice of the Series D Share Transfer Preferential Period, send a written notice requesting the purchase of all or part of the Shares to be Transferred to the Company and the Share Transferor and purchase all or part of the Shares to be Transferred in accordance with the price, the material terms and conditions as provided in the Notice of Share Transfer.

(5)	Expiration Notice of the Series C-2 Share Transfer Preferential Period

Upon the expiration of the Series C-2 Share Transfer Preferential Period (or the date on which the Series C-2 Investors expressly notify the Company in writing to waive such rights of first refusal, whichever is earlier), the Company shall send a written notice (“Expiration Notice of Series C-2 Share Transfer Preferential Period”) to the Share Transferor, the Series A Investors, the Series B Investors, the Series C-1 Investors respectively, specifying that (i) all Shares to be Transferred are purchased by the Series C-2 Investors and/or Series D Investors; or (ii) the Shares to be Transferred are not purchased or fully purchased by the Series C-2 Investors and/or Series D Investors. Under such circumstances, the Expiration Notice of Series C-2 Share Transfer Preferential Period shall expressly set forth the remaining Shares to be Transferred and the Series C-1 Investors may exercise the rights of first refusal in respect of the remaining Shares to be Transferred in accordance with Article 9.2.1(6) below.

(6)	Rights of First Refusal of the Series C-1 Investors

Each Series C-1 Investor shall be entitled to purchase all or part of the remaining Shares to be Transferred in accordance with the proportion of shares it holds in the Company at that time. The Series C-1 Investors exercising the rights of first refusal shall, within fifteen (15) days (“Series C-1 Share Transfer Preferential Period”) after receiving the Expiration Notice of the Series C-2 Share Transfer Preferential Period, send a written notice requesting the purchase of all or part of the Shares to be Transferred to the Company and the Share Transferor and purchase all or part of the Shares to be Transferred in accordance with the price, the material terms and conditions as provided in the Notice of Share Transfer.

(7)	Expiration Notice of the Series C-1 Share Transfer Preferential Period

Upon the expiration of the Series C-1 Share Transfer Preferential Period (or the date on which the Series C-1 Investors expressly notify the Company in writing to waive such rights of first refusal, whichever is earlier), the Company shall send a written notice (“Expiration Notice of the Series C-1 Share Transfer Preferential Period”) to the Share Transferor, the Series A Investors and the Series B Investors respectively, specifying that (i) all Shares to be Transferred are purchased by the Series C-1 Investors and/or Series C-2 Investors and/or Series D Investors; or (ii) the Shares to be Transferred are not purchased or fully purchased by the Series D Investors and/or the Series C-2 Investors and/or Series C-1 Investors as agreed herein. Under such circumstances, the Expiration Notice of the Series C-1 Share Transfer Preferential Period shall expressly set forth the remaining Shares to be Transferred and the Series B Investors may exercise the rights of first refusal with respect to the remaining Shares to be Transferred in accordance with Article 9.2.1(8) below.

(8)	Rights of First Refusal of the Series B Investors

In the event that the Shares to be Transferred are not purchased or fully purchased by the Series D Investors and/or Series C-2 Investors and/or Series C-1 Investors as agreed herein, each Series B Investor shall be entitled to purchase such Shares to be Transferred in accordance with the proportion of shares it holds in the Company at that time. The Series B Investors exercising the rights of first refusal shall, within fifteen (15) days (“Series B Share Transfer Preferential Period”) after receiving the Expiration Notice of the Series C-1 Share Transfer Preferential Period, send a written notice requesting the purchase of all or part of the Shares to be Transferred to the Company and the Share Transferor and purchase all or part of the Shares to be Transferred in accordance with the price, the material terms and conditions as provided in the Notice of Share Transfer.

(9)	Expiration Notice of the Series B Share Transfer Preferential Period

Upon the expiration of the Series B Share Transfer Preferential Period (or the date on which the Series B Investors expressly notify the Company in writing to waive such rights of first refusal, whichever is earlier), the Company shall send a written notice (“Expiration Notice of the Series B Share Transfer Preferential Period”) to the Share Transferor and the Series A Investors respectively, specifying that (i) all Shares to be Transferred are purchased by the Series D Investors, the Series C-2 Investors, the Series C-1 Investors and/or Series B Investors exercising the right of first refusal; or (ii) the Shares to be Transferred are not purchased or fully purchased by the Series D Investors, the Series C-2 Investors, the Series C-1 Investors and/or the Series B Investors as agreed herein. Under Clause (ii), the Expiration Notice of the Series B Share Transfer Preferential Period shall expressly set forth the remaining Shares to be Transferred and the Series A Investors may exercise the right of first refusal in respect of the remaining Shares to be Transferred in accordance with Article 9.2.1(10) below.

(10)	Rights of First Refusal of the Series A Investors

In the event that the Shares to be Transferred are not purchased or fully purchased by the Series D Investors and/or Series C-2 Investors and/or Series C-1 Investors and/or Series B Investors as agreed herein, each Series A Investor shall be entitled to purchase such Shares to be Transferred in accordance with the proportion of shares it holds in the Company at that time. The Series A Investors exercising the rights of first refusal shall, within fifteen (15) days (“Series A Share Transfer Preferential Period”) after receiving the Expiration Notice of the Series B Share Transfer Preferential Period, send a written notice requesting the purchase of all or part of the Shares to be Transferred to the Company and the Share Transferor and purchase all or part of the Shares to be Transferred in accordance with the price, the material terms and conditions as provided in the Notice of Share Transfer.

(11)	Expiration Notice of the Series A Share Transfer Preferential Period

Upon the expiration of the Series A Share Transfer Preferential Period (or the date on which the Series A Investors expressly notify the Company in writing to waive such rights of first refusal, whichever is earlier), the Company shall send a written notice (“Expiration Notice of the Series A Share Transfer Preferential Period”) to the Share Transferor, specifying that (i) all Shares to be Transferred are purchased by the Series D Investors, the Series C-2 Investors, the Series C-1 Investors, the Series B Investors and/or the Series A Investors exercising the rights of first refusal; or (ii) the Shares to be Transferred are not purchased or fully purchased by the Series D Investors, the Series C-2 Investors, the Series C-1 Investors, the Series B Investors and/or the Series A Investors as agreed herein. Under Clause (ii), if the Share Transferor is one of the Original Shareholders, the Expiration Notice of the Series A Share Transfer Preferential Period shall expressly state that the Investors who have not exercised their rights of first refusal shall exercise the tag-along rights in respect of the remaining Shares to be Transferred in accordance with Article 9.2.2 (Tag-along Rights) below.

(12)	Purchase Price

The purchase price of the Shares to be Transferred of the Investors exercising the right of first refusal shall be specified in the Notice of Share Transfer and paid within the time limits as agreed herein.

(13)	Payment

Upon the completion of the shares change, the obligee of preferred share transfer shall pay the purchase price of the Shares to be Transferred. The obligee of preferred share transfer shall pay the purchase price by telegraphic transfer or check as directed by the Share Transferor. If the transferor and the transferee agree otherwise, such other agreement shall prevail.

(14)	Application of Tag-along Rights

If the Investors fail to fully purchase the Shares to be Transferred, and the Share Transferor is one of the Original Shareholders, the Investors not purchasing the Shares to be Transferred (“Tag-along Investors”) shall be entitled to exercise the tag-along rights in accordance Article 9.2.2 in terms of the Shares to be Transferred that are to be sold by the Share Transferor and the Investors do not exercise the right of first refusal.

9.2.2	Tag-along Rights

(1)	Tag-along System

The number of tag-along shares participated by the Tag-along Investors shall be calculated in the following manner: the number of Shares to be Tagged-along of the Tag-along Investor = (the Shares to be Transferred - the Shares to be Transferred which has been purchased by the investor in accordance with the right of first refusal stipulated in Article 9.2.1) × the shareholding ratio of such Tag-along Investor /(the shareholding ratio of all Tag-along Investors + shareholding ratio of the Share Transferor) (the “Number of Shares to be Tagged-along ”). Within fifteen (15) days from receiving the Expiration Notice of the Series A Share Transfer Preferential Period (“Period of Tag-along Right”), the Tag-along Investors shall send a written notice (the “Tag-along Notice”) to the Company and the Share Transferor and are entitled (but not obliged) to participate in the sale of the Company’ shares within the scope of the Number of Shares to be Tagged-along in accordance with the same terms and conditions as set forth in the Notice of Share Transfer. The Tag-along Notice shall specify the amount of shares amount in the Company that the Investor with Tag-along Rights wishes to include in such sale or transfer (“Shares to be Tagged-along”).

(2)	Payment to the Investors

The Share Transferor, the Tag-along Investors and the purchasers (including but not limited to other Original Shareholders) shall, within five (5) days after the expiration of the Period of Tag-along Right, sign a share purchase agreement on terms and conditions substantially identical to those set out in the Notice of Share Transfer. Upon the sale of the Shares to be Tagged-along in accordance with the share purchase agreement, the purchaser shall pay the share transfer funds obtained by the Tag-along Investors and the Share Transferor through such share transfer to the corresponding share transferors. If any one or more potential purchasers prohibit such tag-along right or otherwise refuse to purchase any shares from the Tag-along Investors, the Share Transferor shall not sell any share of the Company to such potential purchasers, unless such Share Transferor, at their own discretion, purchase all Shares to be Tagged-along that has not been purchased at the same price and terms.

9.2.3	Transfer Rights

If the Investors fail to purchase the Shares to be Transferred under the Notice of Share Transfer in accordance with the provisions in Article 9.2.1 and Article 9.2.2 (if applicable) and participate in the tag-along in accordance with Article 9.2.2, the Share Transferor may, within 120 days after the Company and the Investors receive the Notice of Share Transfer, complete the transfer of the Shares to be Transferred that the Investors do not purchase under the Notice of Share Transfer on terms and conditions substantially identical to those set out in the Notice of Share Transfer. In terms of any proposed transfer, (i) if the terms and conditions on which it is based are materially different from those set out in the Notice of Share Transfer, or (ii) if it fails to be completed at any time not later than the expiration of 120 days from the date of receipt of the Notice of Share Transfer (including the failure to obtain the necessary approvals and registrations in connection with the transfer), the transfer shall again be subject to the rights of first refusal for the share transfer and tag-along rights of the Investors set forth in Article 9.2.1 and Article 9.2.2 (if applicable) hereof, and the Share Transferor shall be required to comply with the procedures set out in Article 9.2.1 and Article 9.2.2 hereof.

9.2.4	Exempted Transfer

Notwithstanding any contrary provisions set forth herein, the rights of first refusal and tag-along rights enjoyed by the Investors shall not apply in the following circumstances:

(1)

The employees’ shares transferred by the Founding Shareholders of the Company and the trustee appointed to hold shares on behalf of employees under employee incentive plan to the officers and other employees of the Company, consultants or persons who shall be entitled to obtain the incentive shares under the employee incentive plans as approved by the Board of Directors;

(2)	Any share transfer in accordance with the drag-along rights as set forth in Article 9.2.6 hereof;

(3)

The transfer of all shares of the Company by the Actual Controller to its Affiliates, or by the Affiliates of the Actual Controller to the Actual Controller, according to the agreement between the Founding Shareholders and Investors.

(4)	Domestic capital reduction and overseas capital increase or transfer for Restructuring.

9.2.5	Prohibited Transfer

(1)

Except for the transfer stipulated in Article 9.2.4, without prior written consent of the Investors and the Board of Directors of the Company, any Original Shareholders shall not transfer, mortgage, pledge, guarantee all or any part of their shares in the Company or otherwise impose any third party rights or debt burdens on such shares. Even with the prior written consent of the Investors and the Board of Directors, no Original Shareholder shall, in violation of the provisions of Article 9.2, transfer any shares in the Company it holds currently to any other Persons.

(2)

If any Party transfers any shares it holds in the Company in violation of the provisions as set forth in Article 9.2 hereof, such transfer shall be invalid. Without the unanimous prior written consent of all Directors, the Company shall not assist in such transfer, nor shall it treat any so-called transferees as the holders of such shares in the Company.

9.2.6	Drag-along Right

If the Investors and the potential purchasers (“Purchasers”) reach an agreement on the transfer of all or part shares in the Company, the overall valuation of the Company on which the acquisition made by such Purchasers is based is not less than US$ 600 million, and (i) the Series A Investors who jointly hold more than 50% (including the number) of the total shares of the Company held by Series A Investors agree; (ii) Series B Investors agree, (iii) the Series C-1 Investors who jointly hold more than 80% (including the number) of the total shares of the Company held by Series C-1 Investors agree, and (iv) the Series C-2 Investors who jointly hold more than 80% (including the number) of the total shares of the Company held by Series C-2 Investors agree, and (v) the Series D Investors who jointly hold more than 80% (including the number) of the total shares of the Company held by Series D Investors agree, to sell all or part of the shares in the Company to the potential Purchasers, under the premise of ensuring that all the shares that the Investors intend to sell is sold to the potential Purchasers, the Investors may require other Shareholders to sell all or part of the shares in the Company to the Purchasers on terms and conditions substantially identical to those of the Investors. Such transfer of other Shareholders’ own shares shall be in accordance with their respective shareholding ratio in the Company at that time.

9.2.7	Share Transfer of the Investors

(1)

Notwithstanding any contrary provisions hereof, if the Investors transfer the shares they hold in the Company to their Affiliates, other Shareholders of the Company shall then agree to the transfer and shall waive their rights of first refusal in respect of the transferred shares (if applicable). Meanwhile, if the Company, other Shareholders and their appointed directors are required to sign, provide relevant documents or take other actions in accordance with Applicable Laws or the requirements of the relevant government authorities, the other Shareholders shall cooperate and shall cause the Company and its appointed directors to cooperate with such actions.

(2)

Notwithstanding any contrary provisions hereof, if the Investors transfer any share they hold in the Company to any non-competitive third party of the Company (the “Competitive Third Party” of the Company refers to Daojia, Ele.me, Dianwoba, Linghaoxian, Life Radius, Yitao Shi, DADA Express, Renren Express, Shansong Express, Fengxiansheng or their Affiliates; the “Non-Competitive Third Party” of the Company refers to any party other than the said Competitive Third Party, but the Non-Competitive Third Party of the Company do not include the Competitors of Baidu (as defined below)), then other Shareholders shall, under the same conditions, have rights of first refusal to the Shares to be Transferred, provided that the exercise of such rights of first refusal shall be premised on the purchase of all the Shares to be Transferred by other Shareholders individually or jointly. If other Shareholders waive such rights of first refusal, the Company, other Shareholders and their appointed directors shall cooperate with such share transfer, including but not limited to signing, providing relevant documents or taking other actions.

(3)

Notwithstanding any contrary provisions hereof, if any Investor (including Series A Investor, Series B Investor, Series C-1 Investor, Series C-2 Investor and Series D Investor) intends to transfer the shares it holds in the Company to any Competitive Third Party of the Company, then other Investors (excluding the Investor as a transferor), as the Shareholders of the Company, shall enjoy the priority over other Shareholders of the Company to receive all or part of the shares to be transferred on the same conditions. If more than one Investor claims to exercise the rights of first refusal herein, the share of the Shares to be Transferred that each Investor may preempt shall be calculated in proportion to the total share capital of the Company it then holds divided by the aggregate share capital of the Company owned by all the Investors who claim to exercise the rights of first refusal referred to herein. If the Investors waive or fail to fully purchase such Shares to be Transferred, the Actual Controller or its Affiliates shall be entitled to purchase all or part of the remaining Shares to be Transferred on same conditions.

9.2.8	Special Commitments

(1)

The Group Companies and the Shareholders (including Series A Investors, Series C-1 Investors, Series C-2 Investors and Series D Investors) agree, In the event that Baidu or its Affiliates hold any shares of the Group Companies, if the Group Companies and any of its Shareholders (including Series A Investors, Series C-1 Investors, Series C-2 Investors and Series D Investors) intend to transfer any shares or share interest in the Group Companies to the Competitors of Baidu, or the Group Companies intend to accept any form of investment from its competitors, Baidu or its Affiliates shall be entitled to preempt, on equal conditions, of all or part of the shares or share interest to be transferred, or Baidu shall be entitled to have preemptive rights to invest in the Group Companies (to subscribe for all or part of the new share capital of the Company) on equal conditions. “Competitors of Baidu” hereunder refers to Qihoo 360, Alibaba, Tecent, Dianping, Meituan, Ele.me, Daojia and their Affiliates.

(2)

After Qualified IPO, if the proceeds from the disposal of all shares of Series D Investors and Series C-2 Investors in the Company in the secondary market are less than the amount calculated based on the following formula, the Group Companies or the Actual Controller and the Founding Shareholders shall jointly and severally compensate the relevant difference to Series D Investors and Series C-2 Investors:

Investment Amount of the Investors × (1+ annual interest of 8% × Investment Period)

In the above formula, the investment amount and investment period of the Investors shall be calculated based on the corresponding investment amount and investment period of each Investor provided in Article 9.3. For the avoidance of doubt, the investment period shall be calculated to the date when the Investors dispose of all the shares held by the Company and obtain the corresponding income.

9.2.9	Obligations of the Parties

With respect to any share transfer in accordance with Article 9.2 hereof, the Parties agree to make their best efforts to complete all legal procedures required for such transfer, including but not limited to the execution of the share purchase agreement and other relevant contracts, urging its appointed directors to vote for approval of such share transfer in relevant resolutions of Board of Director, conducting asset evaluation (if necessary), and registering with relevant government departments within the time limit specified herein.

9.3	Share Repurchase Procedures and Share Capital Decrease

9.3.1

After the closing date of the shares of the Company acquired by the Investors (i.e., the date on which the Investors make investment as provided in Appendix A), under any of the following (1) to (5) circumstances (the “Repurchase Event”), any Investor, without violating any laws and regulations, is entitled (but not obliged) to require the Founding Shareholders and/or the Actual Controller to redeem the shares in the Company held by such Investor. The Investors shall be entitled to immediately request for the repurchase after knowing any of the following situations, and the Group Companies, the Actual Controller and the Original Shareholders shall cooperate in the execution:

(1)	The Company fails to complete the Qualified IPO before December 31, 2020;

(2)

The directors of the Company nominated or appointed by the Investors propose to conduct the initial public offering and all the quantitative indicators of the Company have met the requirements of Qualified IPO (subject to the certificate issued by an independent accounting firm), but the directors appointed by the Founding Shareholders vote against the initial public offering on the meetings of Board of Directors;

(3)	The control of the Company changes without the consent of the Investors;

(4)

The Group Companies and the Founding Shareholders are subject to or may be subject to any administrative or criminal punishment for violating laws and regulations, so that the purpose of Qualified IPO the Company cannot be realized or the Investors suffer significant Losses; or

(5)

The Group Companies, the Actual Controller and the Founding Shareholders have materially violated all the agreements (including Appendices and subsidiary documents) signed with the Investors and/or the Articles of Association and caused significant Losses to the interests of the Investors.

9.3.2

The Founding Shareholders and the Actual Controller undertake, as soon as an Investor gives notice (“Repurchase Notice”) to the Founding Shareholders and/or the Actual Controller requesting them to purchase all shares in the Company (“Repurchased Shares”) at the following share repurchase price, they shall immediately notify other Investors upon receipt of such notice, and, within ninety (90) days, purchase the Repurchased Shares at the repurchase price set forth in Article 9.3.3 to Article 9.3.8 below and make one-time full payment of the purchase price of the shares;

Notwithstanding the foregoing, the Parties agree, except where the repurchase is caused by Article 9.3.1 (2), (3), (4) and (5) hereof, the share repurchase price payable by the Founding Shareholders shall be the net asset value of the Group Companies held by the Founding Shareholders or the fair market value of equity interests held by the Founding Shareholders of the Company at that time, whichever is higher. The Founding Shareholders and/or the Actual Controller hereby undertake that the provision of this paragraph constitutes an irrevocable undertaking to be legally binding and enforceable, and hereby waive all defenses against its legally binding or enforceable force (unless it is then mandatory by law).

9.3.3	Notwithstanding any provision in Article 9.3.2 above, the Parties agree:

(1)	Series D Investors shall be entitled to request the Founding Shareholders and/or the Actual Controller to repurchase all or part of the shares held by then Series D Investors in the Company;

(2)

If there are remaining assets after the Founding Shareholders and/or the Actual Controller fully repurchase all or part of the shares held by Series D Investors in the Company at that time, Series C-2 Investors shall be entitled to require the Founding Shareholders and/or the Actual Controller to preemptively repurchase all or part of the shares held by Series C-2 Investors in the Company at that time;

(3)

If there are remaining assets after the Founding Shareholders and/or the Actual Controller fully repurchase all or part of the shares held by Series C-2 Investors in the Company at that time, Series C-1 Investors shall be entitled to require the Founding Shareholders and/or the Actual Controller to preemptively repurchase all or part of the shares held by Series C-1 Investors in the Company at that time;

(4)

If there are remaining assets after the Founding Shareholders and/or the Actual Controller fully repurchase all or part of the shares in the Company held by Series C-1 Investors at that time, Series B Investors shall be entitled to require the Founding Shareholders and/or the Actual Controller to preemptively repurchase all or part of the shares in the Company held by Series B Investors at that time;

(5)

If there are remaining assets after the Founding Shareholders and/or the Actual Controller fully repurchase all or part of the shares held by Series B Investors in the Company at that time, such assets shall be used to repurchase all or part of the shares held by Series A Investors in the Company at that time.

9.3.4	Series D share repurchase price shall be calculated as follows:

Series D share repurchase price = investment amount of Series D Investors × (1+ annual interest rate of 10% × series D investment period) + payable but unpaid dividends enjoyed by Series D Investors during their ownership of the shares in the Company

In the said formula:

(1)	Investment amount of Series D Investors: shall include all capital increase amounts actually paid by Series D Investors to VIE in accordance with Series D Investment Agreement.

(2)

For Zhongnan Capital SPV, the investment amount of Series D Investors refer to all VIE share transfer price paid by it to Chengdu Softbank Tiantou Venture Capital Center (Limited Partnership) and Guiyang High-tech Softbank Venture Capital Partnership (Limited Partnership) , i.e., RMB14,659,687. For CDIB SPV, the investment amount of Series D Investors refer to all VIE share transfer price paid by it to Chengdu Softbank Tiantou Venture Capital Center (Limited Partnership) and Guiyang High-tech Softbank Venture Capital Partnership (Limited Partnership), i.e., RMB19,591,813.

(3)

Annual interest rate of 10%: shall be calculated at simple interest from the Closing Date (the date on which Series D Investors make investment as provided in Appendix A) to the date on which Series D Investors receive all share repurchase price;

(4)	Series D investment period: the period/360 days between the Closing Date (the date on which Series D Investors make investment as provided in Appendix A) to the date of the shares repurchase;

(5)

payable but unpaid dividends: refer to all outstanding dividends declared but not paid by the Company to Series D Investors from the date on which the VIE shares are held by Series D Investors (the date on which Series D Investors make investment as provided in Appendix A) to the date on which the Company has fully paid the share repurchase price;

The said share repurchase price shall be adjusted in accordance with the dividends, share splitting, share allotment, capital increase and decrease of the Company.

9.3.5	Series C-2 share repurchase price shall be calculated as follows:

Series C-2 share repurchase price = investment amount of Series C-2 Investors × (1+ annual interest rate of 10% × series C-2 investment period) + payable but unpaid dividends enjoyed by Series C-2 Investors during their ownership of the shares in the Company

In the said formula:

(1)

For Zhongnan Capital SPV, the investment amount of Series C-2 Investors refer to all VIE share transfer price paid by it to Shanghai iStart Venture Capital Partnership (Limited Partnership), i.e., RMB22,753,100. For CDIB SPV, the investment amount of Series C-2 Investors refer to all VIE share transfer price paid by it to Shanghai iStart Venture Capital Partnership (Limited Partnership), i.e., RMB 30,408,187.

(2)

Annual interest rate of 10%: shall be calculated at simple interest from the Closing Date (the date on which Series C-2 Investors make investment as provided in Appendix A) to the date on which Series C-2 Investors receive all share repurchase price;

(3)	Series C-2 investment period: the period/360 days between the Closing Date (the date on which Series C-2 Investors make investment as provided in Appendix A) to the date of the share repurchase;

(4)

payable but unpaid dividends: refer to all outstanding dividends declared but not paid by the Company to Series C-2 Investors from the date on which the VIE shares are held by Series C-2 Investors (the date on which Series C-2 Investors make investment as provided in Appendix A) to the date on which the Company has fully paid the share repurchase price;

The said share repurchase price shall be adjusted in accordance with the dividends, share splitting, share allotment, capital increase and decrease of the Company.

9.3.6	Series C-1 share repurchase price shall be calculated as follows:

Series C-1 share repurchase price = investment amount of Series C-1 Investors × (1+ annual interest rate of 10% × series C-1 investment period) + payable but unpaid dividends enjoyed by Series C-1 Investors during their ownership of the shares in the Company

In the said formula:

(1)

Investment amount of Series C-1 Investors: shall include all capital increase amounts actually paid by Series C-1 Investors to VIE in accordance with Series C-1 Investment Agreement. For iStart SPV, series C-1 investment amount shall be RMB 7,750,000.

(2)

Annual interest rate of 10%: shall be calculated at simple interest from the Closing Date (the date on which Series C-1 Investors make investment as provided in Appendix A) to the date on which Series C-1 Investors receive all share repurchase price;

(3)	Series C-1 investment period: the period/360 days between the Closing Date (the date on which Series C-1 Investors make investment as provided in Appendix A) to the date of the share repurchase;

(4)

payable but unpaid dividends: refer to all outstanding dividends declared but not paid by the Company to Series C-1 Investors from the date on which the VIE shares are held by Series C-1 Investors (the date on which Series C-1 Investors make investment as provided in Appendix A) to the date on which the Company has fully paid the share repurchase price;

The said share repurchase price shall be adjusted in accordance with the dividends, share splitting, share allotment, capital increase and decrease of the Company.

9.3.7	Series B share repurchase price shall be calculated as follows:

Series B share repurchase price = investment amount of Series B Investors × (1+ annual interest rate of 10% × series C-1 investment period) + payable but unpaid dividends enjoyed by Series B Investors during their ownership of the shares in the Company

In the said formula:

(1)

Investment amount of Series B Investors: shall include all capital increase amounts actually paid by Series B Investors to VIE in accordance with Series B Investment Agreement, and the share transfer price paid by it for 19,956 VIE shares from Shanghai Leili Science Technology Venture Capital Center (Limited Partnership) and LI Tongtong as agreed in series B investment agreement. For iStart SPV, series B investment amount shall be RMB1,266,000.

(2)

Annual interest rate of 10%: shall be calculated at simple interest from the date on which Series B Investors actually pay the VIE share capital increase amounts and the share transfer price in accordance with series B investment documents (the date on which Series B Investors make investment as provided in Appendix A) to the date on which Series B Investors receive all share repurchase price;

(3)

Series B investment period: the period/360 days between the date on which Series B Investors actually pay the VIE share capital increase amounts and the share transfer price in accordance with series B investment documents (the date on which Series B Investors make investment as provided in Appendix A) to the date of the share repurchase;

(4)

payable but unpaid dividends: refer to all outstanding dividends declared but not paid by the Company to Series B Investors from the date on which the VIE shares are held by Series B Investors (the date on which Series B Investors make investment as provided in Appendix A) to the date on which the Company has fully paid the share repurchase price;

The said share repurchase price shall be adjusted in accordance with the dividends, share splitting, share allotment, capital increase and decrease of the Company.

9.3.8	Series A share repurchase price shall be calculated as follows:

Series A share repurchase price = investment amount of Series A Investors × (1+annual interest rate of 10% × Series A investment period) + payable but unpaid dividends enjoyed by Series A Investors during their ownership of the shares in the Company

In the said formula:

(1)

Investment amount of Series A Investors: for iStart SPV, shall include all share capital increase amounts actually paid by iStart SPV to VIE. For iStart SPV, series A investment amount shall be the balance of capital cost after deducting the transfer price for the transfer of part of series A shares held by it to Series C-2 Investors, i.e., RMB1,758,776.94.

And for SBCVC SPV, it shall also include the share transfer price paid under the Series B investment agreement by SBCVC SPV for the 15% shares of the VIE held by Shanghai Guanhelanzheng Investment Management Co., Ltd. prior to Series B investment, i.e., RMB10,606,500;

(2)

Annual Interest rate of 10%: shall be calculated at simple interest from the date on which Series A Investors actually pay share capital increase amounts and the share transfer price in accordance with series A investment documents (the date on which Series A Investors make investment as provided in Appendix A) to the date on which Series A Investors receive all share repurchase price; for the avoidance of doubt, the date on which SBCVC SPV, the Series A Investor, calculates interest shall be the date on which Shanghai Guanhelanzheng Investment Management Co., Ltd., actually pays the VIE share capital increase amounts;

(3)

Series A investment period: the period/360 days between the date on which Series A Investors actually pay the VIE share capital increase amounts and the share transfer price in accordance with series A investment documents (the date on which Series A Investors make investment as provided in Appendix A) to the date of the shares repurchase;

(4)

payable but unpaid dividends: refer to all outstanding dividends (whether the distribution is announced or not) declared but not paid by the Company to Series A Investors from the date on which the VIE shares are held by Series A Investors (the date on which Series A Investors make investment as provided in Appendix A) to the date on which the Company has fully paid the share repurchase price;

The said share repurchase price shall be adjusted in accordance with the dividends, share splitting, share allotment, capital increase and decrease of the Company.

9.3.9

The Parties agree that, Fusi SPV, Series B Investors and/or Series A Investors are still entitled to respectively appoint one (1) director to the Company and Series C-2 Investors shall be entitled to jointly appoint one (1) observer to the Company, until all shares held by Series D Investors and/or Series C-2 Investors and/or Series C-1 Investors and/or Series B Investors and/or Series A Investors in the Company are repurchased and all share repurchase prices are fully paid.

9.3.10

The Founding Shareholders and/or the Actual Controller shall, within the repurchase period (i.e., within two months after the Investors know the repurchase event, similarly hereinafter), repurchase the repurchased shares offered by the Investors and fully pay the repurchase amounts, or find any third party to purchase the repurchased shares offered by the Investors at a price not less than the repurchase price agreed herein.

9.3.11	Without violating relevant laws and regulations and conflicting with other provisions hereof, the Investors shall be entitled to choose:

(1)

In the event of a repurchase situation as agreed herein, and the Founding Shareholders and/or the Actual Controller refuse to repurchase the shares, the Parties agree that, the Company shall, within thirty (30) days after the expiry of repurchase period, distribute the accumulated profits through the resolutions of the Board, and directly pay the Investors the amount equivalent to the repurchase price from the accumulated profits payable to each Founding Shareholder; or

(2)

If there is no accumulated profits or although the Investors have taken the above measures, the accumulated profit distribution amount is not enough to realize all the rights and interests of the Investors in the repurchase situation, the Board of Directors of the Company shall, within thirty (30) days after the expiry of the repurchase period, redeem the purchased shares requested by the Investors by a resolution to reduce the share capital of the Company, until the Investors receive in full the repurchase amount calculated based on the formula provided in Article 9.3.4 to Article 9.3.8 above.

9.3.12

The Parties agree to make best efforts to complete all legal procedures required for the shares repurchase or capital reduction, if applicable, under Article 9.3, including but not limited to the preparation and execution of any relevant contracts (unless otherwise agreed by the Parties, the contents shall be the same as the terms and conditions provided in Article 9.3) and other written documents, the voting for the share transfer in relevant resolutions of Board of Directors, completing the registration of the relevant government departments, and other actions necessary for the completion of the shares repurchase or capital reduction under Article 9.3. The Company and each Founding Shareholders shall be jointly and severally liable to each other for the realization of all the interests agreed in Article 9.3 by the Investors.

9.3.13

The Parties agree, except in the event of any repurchase situation caused by Article 9.3.1 (2), (3), (4) and (5), the repurchase obligations of the Founding Shareholders shall be terminated, after the Founding Shareholders have used all its shares in the Company for the repurchase and further cooperated with the Parties to complete the procedures as provided in Article 9.3.11 (1) and (2).

9.3.14

The Parties agree, for the avoidance of doubt, the investment amount, investment period and investment price of each Investor under Article 9.3 shall be the same as those when such Investor and its Affiliates invest in VIE. When calculating the exchange rate, the currency shall be the original currency used for the investment at that time.

9.4	Priority Rights Arrangement of the Investors in Restructuring

The Parties understand that, during or after a Restructuring to achieve a Qualified IPO, the Investors may be required by the Company or government authorities to modify or waive some of the priority rights granted herein. In each case, subject to Applicable Laws and without affecting the listing plan of the Company, the Parties shall make best efforts to adopt various legitimate arrangements, including but not limited to special commitments or agreements between the Shareholders at that time, to ensure that the Investors continue to enjoy the said priority rights. Through friendly consultation between the Investors and the Original Shareholders, the Original Shareholders shall enter into and maintain relevant document arrangements among Shareholders concerning the priority rights of the said Investors, and take other actions that may be legally and reasonably required by the Investors. However, if the Company withdraws the application for any reason after the filing of the listing application or its listing application is rejected, or the Company fails to complete the Qualified IPO within eighteen (18) months or other period recognized by the Investors after the submission of the listing application materials, the priority rights of the Investors shall be automatically restored to the arrangement hereof.

9.5	Arrangements for Listing of Overseas Group Companies

If other Group Companies will be used as the listed company to apply for listing due to business needs of the Group, the Founding Shareholders shall make best business efforts to ensure, to the maximum extent permitted by the laws, regulations and regulatory regulations of the place where the proposed listing is to be conducted and the place where the listed company located, that the rights of Investors in the Company are reflected in the overseas listed company as far as possible, and that the rights of Investors in the overseas listed company are not less than the shareholders’ rights they enjoy hereunder.

9.6	Share Conversion Rights

9.6.1

Each Investor holding the Preferred Shares shall, after the issuance date of such Preferred Shares, convert such Preferred Shares into the corresponding number of fully paid Ordinary Shares in proportion to the corresponding subscription price of the relevant Preferred Shares divided by the conversion price of the Preferred Shares (the “Share Conversion Price”). The subscription price for each preferred share shall be the same as the investment amount paid by the Investors for the investment as set out in Article 9.3. The initial Share Conversion Price shall be equal to the subscription price of the relevant Preferred Shares. For the avoidance of doubt, the initial conversion ratio of Preferred Shares to Ordinary Shares shall be 1:1.

9.6.2

The Investors holding the Preferred Shares hereby agree, notwithstanding any provision in Article 9.6.1, each preferred share shall be automatically converted into ordinary share at the then applicable Share Conversion Price upon completion of the Qualified IPO. For the avoidance of doubt, the Share Conversion Price then applicable is the initial Share Conversion Price under Article 9.6.1, or, if applicable, the Share Conversion Price adjusted under Article 9.6.4.

9.6.3

The Investors holding the Preferred Shares hereby agree, if the Ordinary Shares are further converted into Class A Ordinary Shares and Class B Ordinary Shares (i.e., Ordinary Shares with special voting rights), the Ordinary Shares convertible by the Preferred Shares under this Article shall only include Class A Ordinary Shares.

9.6.4	The Parties agree that the Share Conversion Price under Article 9.6.1 shall be adjusted accordingly under the following circumstances:

(1)

If the Company conducts a reverse stock split, stock split, stock dividend or other similar transactions with respect to the entire remaining share capital, the Share Conversion Price shall be automatically adjusted in the same proportion so that the adjusted share ratio of each Shareholder shall be the same as that before the completion of the transaction.

(2)

If the Company increases the issued share capital and the circumstances set forth in Article 9.1 occur, the Share Conversion Price shall be automatically adjusted accordingly so that the adjusted share ratio of the Investors shall be in line with the adjusted share ratio as provided in Article 9.1;

(3)	In any case, the Share Conversion Price shall not be lower than the par value per share of the Company.

9.7	Dual-class Share Structure after Qualified IPO

If the Company intends to adopt dual-class share structure upon Qualified IPO, each Shareholder and its appointed Directors agree to cooperate with the approval of the following arrangements of the Company: (1) immediately prior to the Qualified IPO, the share capital of the Company shall be changed to Class A Ordinary Shares and Class B Ordinary Shares, and Class A Ordinary Shares shall enjoy the same rights and obligations as Class B Ordinary Shares except voting and conversion rights. Each Class B ordinary share shall have 15 votes and each Class A ordinary share shall have 1 vote. Meanwhile, Class A Ordinary Shares shall not be converted into Class B Ordinary Shares while Class B Ordinary Shares may be converted into Class A Ordinary Shares at any time; (2) Any change in the number of voting rights expected to be represented by each Class B Ordinary Shares prior to the Qualified IPO and in accordance with the provisions of Article 9.7 (1) shall be determined by the Board of Directors prior to the Qualified IPO; and (3) Upon and immediately after the Qualified IPO, all shares of the Actual Controller Leslie Yu SPV shall be converted into Class B Ordinary Shares at the ratio of 1:1 and all shares of other Shareholders of the Company will be converted into Class A Ordinary Shares at the ratio of 1:1.

Article 10 Representation, Warranties and Obligations of the Parties

10.1	Representations and Warranties of the Parties

10.1.1

Each Party hereby represents and warrants to the other Parties that: (i) it has the full capacity and power to sign this Agreement and perform its obligations hereunder; (ii) it or its authorized representative has signed in this Agreement, which shall be binding upon such Party; (iii) from the effective date hereof, the provisions hereof shall become its statutory, effective and binding obligations.

10.1.2	Each Party shall indemnify the other Parties against any direct and foreseeable Loss, damage, expense or liability arising out of its breach of any of the foregoing representations and warranties.

10.1.3

Each Investor undertakes, without affecting its own rights and interests, to make all reasonable efforts to cooperate with the future listing or other capital operation plans of the Company, including but not limited to providing relevant documents and materials for the Restructuring, signing relevant agreements and resolutions on schedule, etc.

10.2	Compliance with Laws

The Parties shall comply with Applicable Laws and regulations.

Article 11 Liquidation

11.1	Dissolution of the Company

Under any of the following circumstances, any Shareholder may request from the Board of Directors a resolution of dissolution of the Company. If the Board of Directors passes the resolution, each Shareholder shall take all actions and sign all documents necessary for the lawful dissolution, liquidation and cancellation of the Company：

(1)	Each Shareholder agrees in writing;

(2)	The Company needs to be dissolved due to merger or division;

(3)	The Company shall go into liquidation due to bankruptcy, dissolution, closure of business, revocation of business license, etc.

11.2	Liquidation

11.2.1

When the Company is liquidated, dissolved or wound up, it shall be liquidated in accordance with the then Applicable Laws and this Agreement. In the case of voluntary liquidation, the Board of Directors shall establish a liquidation committee to liquidate the assets of the Company. The number of members of the liquidation committee shall be the same as that of the Board of Directors, and the distribution of the right of each party to appoint members of the liquidation committee shall correspond to that of appointing directors as provided in Article 3.2.1 hereof (including relevant provisions of the Articles of Association (and any amendments thereto)).

11.2.2

In formulating and implementing the liquidation plan, the liquidation committee shall strive to obtain the highest price for the assets of the Company. Priority should be given to the public auction of the assets in the Company to domestic and foreign purchasers at a reasonable market price.

11.2.3	Preferential Liquidation Rights

The Parties agree, in the event of any dissolution or liquidation of the Company for any reason, after the liquidation committee has paid all the lawful debts of the Company (including the said liquidation expenses) and other statutory taxes and fees in accordance with the then applicable Articles of Association, the remaining assets of the Company (if any) shall be distributed among the Parties in accordance with the provisions hereof.

11.2.4	Preferential Distribution Rights of Investors

(1)	Preferential Distribution Rights of Series D Investors

Series D Investors shall be entitled to receive the asset distribution from all remaining assets of the Company prior to any other Shareholders in accordance with the following formula. Each Series D Investor shall be entitled to receive such asset distribution in no particular order in accordance with the relative share proportion of each Series D Investor in the share capital of the Company at that time. If the remaining assets of the Company include both cash and other forms of assets, the cash assets and the cash obtained after the realization of other forms of assets shall be first distributed to series D investment.

The amount of preferential liquidation rights of Series D Investors=all actual capital contributions made by Series D Investors under Series D Investment Agreement + payable but unpaid dividends enjoyed by Series D Investors during their ownership of the shares in the Company

In which:

a)

all actual capital contributions made by Series D Investors under Series D Investment Agreement include but are not limited to the total capital contribution amount actually paid to the VIE by Series D Investors under series D investment. For Zhongnan Capital (中南资本)SPV, the investment amount refers to all share transfer price paid by Zhongnan Capital SPV to Chengdu Softbank Tiantou Venture Capital Center (Limited Partnership) and Guiyang High-tech Softbank Venture Capital Partnership (Limited Partnership), i.e., RMB 14,659,687. For CDIB SPV, the investment amount refers to all share transfer price paid by CDIB SPV to Chengdu Softbank Tiantou Venture Capital Center (Limited Partnership) and Guiyang High-tech Softbank Venture Capital Partnership (Limited Partnership), i.e., RMB 19,591,813.

b)

payable but unpaid dividends enjoyed by Series D Investors during their ownership of the shares in the Company refers to the profit distribution plan and dividend related to the shares in the Company held by Series D Investors that have been announced but have not been paid up to the date when Series D Investors receive all the assets of such preferential distribution.

(2)	Preferential Distribution Rights of Series C-2 Investors

If there are remaining legally distributable assets after the Company makes preferential distribution to Series D Investors, Series C-2 Investors shall be entitled to receive the asset distribution from the remaining assets of the Company prior to any other Shareholders in accordance with the following formula. Each Series C-2 Investor shall be entitled to receive such asset distribution in no particular order in accordance with the relative share proportion of each Series C-2 Investor in the share capital of the Company at that time.

The amount of preferential liquidation rights of Series C-2 Investors = all actual capital contributions made by Series C-2 Investors+ payable but unpaid dividends enjoyed by Series C-2 Investors during their ownership of the shares in the Company

In which:

a)

All actual capital contributions made by Series C-2 Investors include but are not limited to the total capital contribution amount actually paid to the VIE by Series C-2 Investors. The actual capital contribution amount of Zhongnan Capital SPV shall be all share transfer price paid to Shanghai iStart Venture Capital Partnership (Limited Partnership), i.e., RMB22,753,100. The actual capital contribution amount of CDIB SPV shall be all share transfer prices paid to Shanghai iStart Venture Capital Partnership (Limited Partnership), i.e., RMB 30,408,187.

b)

Payable but unpaid dividends enjoyed by Series C-2 Investors during their ownership of the shares in the Company refers to the profit distribution plan and dividend related to the shares in the Company held by Series C-2 Investors that have been announced but have not been paid up to the date when Series C-2 Investors receive all the assets of such preferential distribution.

(3)	Preferential Distribution Rights of Series C-1 Investors

If there are remaining legally distributable assets after the Company makes preferential distribution to Series C-2 Investors, Series C-1 Investors shall be entitled to receive the asset distribution from the remaining assets of the Company prior to any other Shareholders in accordance with the following formula. Each Series C-1 Investor shall be entitled to receive such asset distribution in no particular order in accordance with the relative share proportion of each Series C-1 Investor in the share capital of the Company at that time.

The amount of preferential liquidation rights of Series C-1 Investors=all actual capital contributions (also including the amount of share transfer price, if any) made by Series C-1 Investors + payable but unpaid dividends enjoyed by Series C-1 Investors during their ownership of the shares in the Company

In which:

a)

All actual capital contributions made by Series C-1 Investors under the Series C-1 Investment Agreement include but are not limited to the total capital contribution amount actually paid to the VIE by Series C-1 Investors. For iStart SPV, the series C-1 investment amount shall be RMB 7,750,000.

b)

payable but unpaid dividends enjoyed by Series C-1 Investors during their ownership of the shares in the Company refers to the profit distribution plan and dividend related to the shares in the Company held by Series C-1 Investors that have been announced but have not been paid up to the date when Series C-1 Investors receive all the assets of such preferential distribution.

(4)	Preferential Distribution Rights of Series B Investors

If there are remaining legally distributable assets after the Company makes preferential distribution to Series C-1 Investors, Series B Investors shall be entitled to receive the asset distribution from the remaining assets of the Company prior to any other Shareholders in accordance with the following formula.

The amount of preferential liquidation rights of Series B Investors=all actual capital contributions (also including the amount of share transfer price) made by Series B Investors + payable but unpaid dividends enjoyed by Series B Investors during their ownership of the shares in the Company

In which:

a)

All actual capital contributions made by Series B Investors under series B investment agreement include but are not limited to the total capital contribution amount actually paid to the VIE by Series B Investors, and the share transfer price of RMB174,300 paid by Series B Investors to Shanghai Leili Science Technology Venture Capital Center (Limited Partnership) and LI Tongtong in accordance with series B investment agreement. For iStart SPV, the Series B investment amount shall be RMB1,266,000.

b)

Payable but unpaid dividends enjoyed by Series B Investors during their ownership of the shares in the Company refers to the profit distribution plan and dividend related to the shares in the Company held by Series B Investors that have been announced but have not been paid up to the date when Series B Investors receive all the assets of such preferential distribution.

(5)	Preferential Distribution Rights of Series A Investors

If there are remaining legally distributable assets after the Company makes preferential distribution to Series B Investors, Series A Investors shall be entitled to receive the asset distribution from the remaining assets of the Company prior to any other Shareholders in accordance with the following formula. Each Series A Investor shall be entitled to receive such asset distribution in no particular order in accordance with the relative share proportion of each Series A Investor in the share capital of the Company at that time.

The amount of preferential liquidation rights of Series A Investors=all actual capital contributions made by Series A Investors + payable but unpaid dividends enjoyed by Series A Investors during their ownership of the shares in the Company

In which:

a)

All actual capital contributions made by Series A Investors under series A investment agreement: for iStart SPV, it shall include the total share capital increase amount actually paid to the VIE by Series A Investors under series A investment. For iStart SPV, series A investment amount shall be the balance of capital cost after deducting the transfer price for the transfer of part of series A shares held by it to Series C-2 Investors, i.e., RMB 1,758,776.94.

And for SBCVC SPV, it shall also include the share transfer price paid under the Series B investment agreement by SBCVC SPV for the 15% shares of the VIE held by Shanghai Guanhelanzheng Investment Management Co., Ltd. prior to series B investment, i.e., RMB 10,606,500.

b)

Payable but unpaid dividends enjoyed by Series A Investors during their ownership of the shares in the Company refers to the profit distribution plan and dividend related to the shares in the Company held by Series A Investors that have been announced but have not been paid up to the date when Series A Investors receive all the assets of such preferential distribution.

11.2.5

For the avoidance of doubt, if the Company cannot directly distribute the liquidation amount to each Shareholder in accordance with the above agreement due to relevant legal provisions, the overdrawn Shareholders shall, upon receipt of the liquidation amount, immediately compensate other short-drawn Shareholders in accordance with the above provisions. The Parties shall make its best efforts to carry out liquidation in the manner agreed above. The remaining legally distributable assets of the Company after the distribution in accordance with Article 11.2.4 shall be distributed in no particular order among all Shareholders (including the Investors) in accordance with the share proportion of all Shareholders in the share capital.

11.2.6	Insufficient Assets of the Company

If the Company has insufficient assets to be distributed to the Investors as provided in Article 11.2.4, all remaining assets of the Company shall be first distributed to the Investors, especially Series D Investors. After Series D Investors receive the preferential distribution under Article 11.2.4, the remaining assets shall be first distributed to Series C-2 Investors; after Series C-2 Investors receive the preferential distribution under Article 11.2.4, the remaining assets shall be first distributed to Series C-1 Investors; after Series C-1 Investors receive the preferential distribution under Article 11.2.4, the remaining assets shall be first distributed to Series B Investors; after Series B Investors receive the preferential distribution under Article 11.2.4, the remaining assets shall be first distributed to Series A Investors.

11.2.7	Deemed Liquidation

If any of the Group Companies is merged or acquired by another company, and the Shareholders of the sold or merged Company before the transaction have no controlling position in the new company or the surviving company, any sale of the assets or the exclusive right to the principal intangible assets of the Group Companies, in whole or in part, shall be deemed to be a dissolution or liquidation of the Company, thereby applying the asset distribution sequence as set forth in Article 11. In case of liquidation in this Article, all Investors shall distribute assets in accordance with Article 11. If the property available to Series D Investors as set forth in Article 11 hereof is less than the actual capital contribution of Series D Investors (the distribution amount as set forth in Article 11.2.4 (1)(a)), the Founding Shareholders and/or the Actual Controller shall repurchase all the shares held by Series D Investors in accordance with this Agreement. For the avoidance of doubt, Restructuring and related arrangements for the Qualified IPO of the Company shall not be deemed as liquidation

Article 12    Amendment

12.1	Amendment

Any amendment hereto shall come into force only by a separate written agreement signed by the Parties.

Article 13    Liabilities for Breach of Contract

13.1	Event of Breach

Each Party shall strictly abide by the provisions hereof. Each of the following events shall constitute the event of breach:

(1)	Any Party fails to perform its substantive obligations or commitments hereunder, thus the other Parties fail to achieve the purpose hereof;

(2)	Any representations or warranties made by any Party herein is not true, accurate or complete in any material respect.

13.2	Remedies for Breach

If either Party breaches this Agreement, the breaching party shall be responsible for compensating the non-breaching party for the Losses caused by its breach, so as to restore the non-breaching party to the state as if the event of breach does not occur.

13.3	Joint and Several Indemnities

Notwithstanding any contrary provisions hereof, the Parties agree that each Founding Shareholder shall be jointly and severally liable for any breach by any other Founding Shareholders.

Article 14    Force Majeure

In case of any force majeure event, including but not limited to earthquakes, typhoons, floods, fires, explosions, acts of god, acts of civil or military authorities, labor disputes, riots, wars, financial storms, SARS, influenza (H1N1) or other unforeseeable events beyond the effective control of any Party, or changes in relevant laws, regulations, rules or policies, which prevent any Party from fulfilling its obligations hereunder, the affected party shall immediately notify the other Parties and shall, within fifteen (15) days after such notice, provide detailed information about such event and notarized documents certifying such event (if applicable) issued by the notary office, explaining the reasons for the failure or delay in performing all or part of its obligations hereunder.

Article 15    Governing Laws

The execution, validity, interpretation, performance and dispute settlement hereof shall be governed by the laws of Hong Kong, excluding any conflict of rules in such laws of Hong Kong. If any change in the laws of Hong Kong which has a Material Adverse Effect on any Party, the Parties shall amend this Agreement in good faith while maintaining the original economic interests of the Parties.

Article 16     Dispute Settlement

16.1	In case of any dispute or claim arising out of this Agreement between the Parties, the Parties shall make all reasonable efforts to settle it through friendly negotiation.

16.2

If the Parties fail to reach a solution to the dispute or claim through friendly negotiation within 30 days, such dispute or claim shall be submitted to the Hong Kong International Arbitration Center for final settlement by arbitration in accordance with its then applicable arbitration rules. The arbitration award shall be final and binding upon the Parties.

16.3

During the occurrence of the dispute and the settlement of the arbitration, the Parties shall continue to exercise in good faith their respective unaffected rights and obligations hereunder, except for the matters causing the dispute.

Article 17    Miscellaneous

17.1	Definitions

Unless otherwise defined herein, the terms in bold shall have the following meanings:

“Series A Investors”	shall have the meaning set forth in Appendix A

“Series A Preferred Shares”	shall have the meaning set forth in Article 2.1.1

“Series A Share Transfer Preferential Period”	shall have the meaning set forth in Article 9.2.1 (10)

“Expiration Notice of the Series A Share Transfer Preferential Period”	shall have the meaning set forth in Article 9.2.1 (11)

“BVI Company”	shall have the meaning set forth in Preface

“Series B Investors”	shall have the meaning set forth in Appendix A

“Series B Preferred Shares”	shall have the meaning set forth in Article 2.1.1

“Series B Pre-emptive Right Period”	shall have the meaning set forth in Article 9.1.3 (5)

“Series B Increased Share Capital Subject to Pre-emptive Rights”	shall have the meaning set forth in Article 9.1.3 (5)

“Series B Share Transfer Preferential Period”	shall have the meaning set forth in Article 9.2.1 (8)

“Expiration Notice of the Series B Share Transfer Preferential Period”	shall have the meaning set forth in Article 9.2.1 (9)

“Series C-1 Investors”	shall have the meaning set forth in Appendix A

“Series C-1 Preferred Shares”	shall have the meaning set forth in Article 2.1.1

“Series C-1 Pre-emptive Rights Period”	shall have the meaning set forth in Article 9.1.3 (4)

“Series C-1 Increased Share Capital Subject to Pre-emptive Rights”	shall have the meaning set forth in Article 9.1.3 (4)

“Series C-1 Share Transfer Preferential Period”	shall have the meaning set forth in Article 9.2.1 (6)

“Expiration Notice of the Series C-1 Share Transfer Preferential Period”	shall have the meaning set forth in Article 9.2.1 (7)

“Series C-2 Investors”	shall have the meaning set forth in Appendix A

“Series C-2 Preferred Shares”	shall have the meaning set forth in Article 2.1.1

“Series C-2 Pre-emptive Rights Period”	shall have the meaning set forth in Article 9.1.3 (3)

“Series C-2 Increased Share Capital Subject to Pre-emptive Rights”	shall have the meaning set forth in Article 9.1.3 (3)

“Series C-2 Share Transfer Preferential Period”	shall have the meaning set forth in Article 9.2.1 (4)

“Expiration Notice of Series C-2 Share Transfer Preferential Period”	shall have the meaning set forth in Article 9.2.1 (5)

“Series D Investors”	shall have the meaning set forth in Appendix I

“Series D Preferred Shares”	shall have the meaning set forth in Article 2.1.1

“Series D Pre-emptive Rights Period”	shall have the meaning set forth in Article 9.1.3 (2)

“Series D Increased Share Capital Subject to Pre-emptive Rights”	shall have the meaning set forth in Article 9.1.3 (2)

“Series D Share Transfer Preferential Period”	shall have the meaning set forth in Article 9.2.1 (2)

“Expiration Notice of the Series D Share Transfer Preferential Period”	shall have the meaning set forth in Article 9.2.1 (3)

“HK Company”	shall have the meaning set forth in Preface

“VIE”	shall have the meaning set forth in Preface

“WFOE”	shall have the meaning set forth in Preface

“Competitors of Baidu”	shall have the meaning set forth in Article 9.2.8

“Preferential Price of Baidu”	shall have the meaning set forth in Article 9.1.3 (8)

“Agreement”	shall have the meaning set forth in Preface

“Founding Individual Shareholders”	shall have the meaning set forth in Preface

“Founding Shareholders”	shall have the meaning set forth in Preface

“Founding Entity Shareholders”	shall have the meaning set forth in Preface

“Board of Directors”	shall have the meaning set forth in Article 3.1.1

“Headcount of the Board of Directors”	shall have the meaning set forth in Article 3.2.1

“Chairman”	shall have the meaning set forth in Article 3.3.1

“Non-Competitive Third Party”	shall have the meaning set forth in Article 9.2.7 (2)

“Number of Shares to be Tagged-along ”	shall have the meaning set forth in Article 9.2.2 (1)

“Period of Tag-along Right”	shall have the meaning set forth in Article 9.2.2 (1)

“Tag-along Notice”	shall have the meaning set forth in Article 9.2.2 (1)

“Tag-along Investors”	shall have the meaning set forth in Article 9.2.1 (14)

“Purchaser”	shall have the meaning set forth in Article 9.2.6

“Shareholder” and “Shareholders”	shall have the meaning set forth in Preface respectively

“Notice of Share Transfer”	shall have the meaning set forth in Article 9.2.1 (1)

“Affiliate”	Refers to the Person who controls or jointly controls the other parties together with others, or has material effect to the other parties, or two or more persons who are controlled by one Party, or jointly controlled by one party, or materially affected by such party. Control refers to the right to determine the financial and business policies of an enterprise and to obtain benefits from the business activities of the enterprise. Material effect refers to the right to participate in the decision-making of the financial and business policies of the Company. In terms of the Investors, the Affiliate shall include the former and present partners of its shareholders, its wholly owned subsidiaries and the parent company that owns all of its shares, its former and present shareholders, and other funds related to its shareholders etc.

“Company”	shall have the meaning set forth in Preface

“Articles of Association of the Company”	Refers to the Amended and Restated Memorandum of Association and Articles of Association of QUHUO LIMITED as approved and adopted by the Shareholders on August 23, 2019.

“Qualified IPO”	The Company and the proposed listed company after restructuring, registers and publicly issues ordinary shares (or American depositary shares representing such shares) in accordance with the Securities Act of 1933 (as amended from time to time), and the market value of the proposed listed company upon completion of public offering shall be no less than US$250 million, or publicly issues ordinary shares in Hong Kong or other jurisdiction, resulting in public transaction of ordinary shares (or the American depositary shares representing such shares) on a recognized international stock exchange. Provided, however, that such offering is reasonably equivalent, in terms of the market value at the time of listing and regulatory approval, to such U.S. public offering or such other offering as may be mutually agreed in writing by the Investors and the Founding Shareholders.

“Subsequent Financing”	shall have the meaning set forth in Article 9.1.2 (8)

“Group Companies”	Refers to the Company, BVI Company, HK Company, WFOE, VIE and each of the subsidiaries of any of the above companies, as well as any person (other than a natural person) directly or indirectly controlled by any of the above entities, including but not limited to any joint venture company in which any of the above companies holds more than 50% of the voting rights.

“Competitive Third Party”	shall have the meaning set forth in Article 9.2.7 (2)

“Valuation of the two Business Categories”	shall have the meaning set forth in Article 9.1.3 (8)

“Shares to be Tagged-along ”	shall have the meaning set forth in Article 9.2.2 (1)

“Shares to be Transferred”	shall have the meaning set forth in Article 9.2.1 (1)

“Share Transferor”	shall have the meaning set forth in Article 9.2.1 (1)

“Notice of Share Capital Increase”	shall have the meaning set forth in Article 9.1.3 (1)

“Share Capital to be Increased”	shall have the meaning set forth in Article 9.1.3 (1)

“ Leslie Yu SPV”	shall have the meaning set forth in Appendix A

“Shuyi Yang SPV”	shall have the meaning set forth in Appendix A

“Zhen Ba SPV”	shall have the meaning set forth in Appendix A

“ESOP SPV”	shall have the meaning set forth in Appendix A

“LI Tongtong SPV”	shall have the meaning set forth in Appendix A

“iStart SPV”	shall have the meaning set forth in Appendix A

“SBCVC SPV”	shall have the meaning set forth in Appendix A

“Baidu SPV”	shall have the meaning set forth in Appendix A

“ClearVue SPV”	shall have the meaning set forth in Appendix A

“CDIB SPV”	shall have the meaning set forth in Appendix A

“Zhongnan Capital SPV”	shall have the meaning set forth in Appendix A

“Fusi SPV”	shall have the meaning set forth in Appendix A

“Gongqingchengerhong SPV”	shall have the meaning set forth in Appendix A

“Delta Electronics Capital Company”	shall have the meaning set forth in Appendix A

“Ordinary Shares”	shall have the meaning set forth in Article 2.1.1.

“Share Capital”	shall have the meaning set forth in Article 2.1.1.

“Person”	shall be interpreted as broadly as possible and shall include individuals, partnerships (including limited partnerships), companies, joint ventures, limited liability companies, trusts, joint venture (including Sino-foreign joint ventures and Sino-foreign cooperative ventures), non-corporate organizations and Government Authorities.

“Applicable Laws”	For any Person, refers to any constitution, treaty, enactment law, law, statute, rule, regulation, judgment, common law rule, order, decree, injunction, governmental ratification, approval, grant, concession, license, consent, instruction, demand, any other restriction of any Governmental Authority or any similar form of decree or decision made by it or any requirement relating to the interpretation and application of any of the foregoing which is applicable to that Person or any of its property or business, whether in force on or after the date of adoption of this Agreement and any amendment or renewal from time to time.

“Litigation”	Refers to any litigation, suit, proceeding, claim, arbitration or investigation.

“Loss”	Refers to all direct or indirect losses, liabilities, damages, deficiencies, derogation, Litigation, liabilities, interests, interests, penalties, costs, relevant costs and expenses arising from judgments or settlements of any nature or kind, including but not limited to reasonable attorney fees and expenses of any kind or nature, costs of litigation, settlement and investigation, whether in law or in equity law, known or unknown, foreseeable or unforeseeable.

“Series Angel Investor”	shall have the meaning set forth in Preface

“Investors”	shall have the meaning set forth in Preface

“Investors’ Second Pre-emptive Rights Period”	shall have the meaning set forth in Article 9.1.3 (7)

“Investor Shareholders”	shall have the meaning set forth in Article 3.2.1

“Notice of Investors’ Pre-emptive Rights”	shall have the meaning set forth in Article 9.1.3 (7)

“Investors’ Pre-emptive Rights Period”	shall have the meaning set forth in Article 9.1.3 (7)

“Hong Kong”	Refers to Hong Kong Special Administrative Region

“Business Days”	Refers to any day on which Banks in China, Hong Kong, the Cayman Islands and the British BVI Islands are normally open (except Saturdays, Sundays and public holidays in China, Hong Kong, the Cayman Islands and the British BVI Islands).

“Original Shareholders”	shall have the meaning set forth in Preface

“Government Authority”	Refers to any government or its political branch, whether at the central, provincial, municipal or local level or of an executive, legislative or judicial nature, including any representative office, authority, council, bureau, commission, court, department or other organs.

“China”	Refers to the People’s Republic of China, for the purpose of this Agreement only, it excludes Hong Kong, Macao and Taiwan.

“Material Adverse Effect”	Refers to a Material Adverse Effect on the condition (financial or otherwise) of a particular person, the related assets, the results or prospects of operations, or business (current or planned).

“Subsidiary”	Refers to a subsidiary in which the Company directly or indirectly owns fifty percent (50%) or more of its shares; “Subsidiaries” refers to all Subsidiaries collectively.

“BVI Company”	shall have the meaning set forth in Preface

“HK Company”	shall have the meaning set forth in Preface

“VIE”	shall have the meaning set forth in Preface

“WFOE”	shall have the meaning set forth in Preface

“Preferred Shares”	Refers to Series A Preferred Shares, Series B Preferred Shares, Series C-1 Preferred Shares, Series C-2 Preferred Shares and Series D Preferred Shares collectively.

“Share Transfer Price”	shall have the meaning set forth in Article 9.6.1 hereof

For the avoidance of doubt, each series of investment agreement referred to in Article 9 and Article 11 hereof is the investment agreement executed by each Investor or its affiliates prior to the restructuring when investing in VIE under each series of financing.

17.2	Notice

Notice or other communication between the Shareholders (“Notice”) shall be in writing (including personal service, e-mail, post and fax) and sent to the notified person at the following mailing address or mailing number with the name of the contact person. Each notice shall also be sent by e-mail.

The Founding Shareholders, the Group Companies and ESOP SPV

Address: [REDACTED]

Authorized Contact Person: YU Leslie

E-mail: [REDACTED]

LI Tongtong SPV Address: [REDACTED]

Authorized Contact Person: LI Tongtong

E-mail: [REDACTED]

iStart SPV

Address: [REDACTED]

Authorized Contact Person: ZHAO Chenxi

E-mail: [REDACTED]

SBCVC SPV Address: [REDACTED]

Authorized Contact Person: ZHAO Chenxi

E-mail: [REDACTED]

Baidu SPV

Address: [REDACTED]

Authorized Contact Person: LI Xinchao

E-mail: [REDACTED]

ClearVue SPV Address: [REDACTED]

Authorized Contact Person: Rachel Hu

E-mail: [REDACTED]

Fusi SPV and Gongqingchengerhong SPV

Address: [REDACTED]

Authorized Contact Person: CHANG Yung-Hung

E-mail: [REDACTED]

Delta Electronics Capital Company Address: [REDACTED]

Authorized Contact Person: Poly Hsieh

E-mail: [REDACTED]

Zhongnan Capital SPV Address: [REDACTED]

Authorized Contact Person: LI Renjie

E-mail: [REDACTED]

CDIB SPV Address: [REDACTED]

Authorized Contact Person: ZHENG Qianhua

E-mail: [REDACTED]

Any notice given or served pursuant to Article 17.2 hereof shall be deemed to have been served: (i) if delivered by courier or by hand, when delivered to the said address; (ii) if sent by fax or e-mail, when it is transmitted to the above fax number or e-mail address and a report of successful transmission is obtained.

17.3	Termination and Exemption of Special Rights

17.3.1

Article 3.1.1, 3.2, 3.3.1, 3.4.3, 3.5, 4.1.2, 4.3.2, 6.4, 9.1, 9.2 (including Article 9.2.8), 9.3, 9.6, 11.2.3, 11.2.4, 11.2.5, 11.2.6 and 11.2.7 hereof shall terminate immediately before the Qualified IPO. For the avoidance of doubt, if the Qualified IPO fails, the said provisions shall be automatically recovered upon the failure of Qualified IPO. In case of any conflict between the foregoing provisions and this Article, this Article shall prevail.

17.3.2

Each Shareholder understands that the Company, in order to complete the Qualified IPO, shall conduct a series of domestic and overseas Restructuring, including the share transfer between the Shareholders and their affiliates. The Shareholders agree and confirm the Restructuring and related arrangements. In connection with the restructuring and related matters, each Shareholder hereby expressly waives any special rights enjoyed by it (whether under this Agreement or the Articles of Association or any other agreements or contracts among shareholders), including but not limited to veto rights, rights of first refusal, tag-along rights, restriction on share transfer, repurchase rights, and waives any applicable notice period.

17.4	Entireness

Each Shareholder confirms that, this Agreement constitutes and covers all and complete agreements between each Shareholder and the Parties hereto regarding the rights and obligations of Shareholders and matters hereunder, and supersedes any prior (oral or written) agreements between the Parties hereto with respect to matters hereunder.

17.5	Priority

In case of any conflict between the Articles of Association of the Company and this Agreement, the provisions of this Agreement shall prevail.

17.6	Severability

If any provision hereof is invalid or unenforceable, such provision shall be interpreted to the extent practicable, so as to enable it to be executed and completed according to substantially the same provision as originally stated. If there is no viable interpretation that would preserve the provision, it shall be removed from the remaining provisions hereof, which shall remain in full force and effect, unless the stripped provisions are essential to the rights and interests intended by the Parties. In each case, the Parties shall make best efforts to negotiate in good faith a valid and enforceable alternative provision or agreement to achieve to the maximum extent the intent of the Parties when signing this Agreement.

17.7	Languages

This Agreement shall be signed in Chinese.

17.8	Headings

The headings of each Article hereof are for convenience only and shall not be used to interpret the contents hereof.

17.9	Effectiveness

This Agreement shall take effect from the Effective Date. In case of any conflict between any provision of this Agreement and the Investment Agreement signed by the Original Shareholder and/or the Investors or other documents related to the arrangement of Shareholders’ rights of the Company, the provisions of this Agreement shall prevail.

17.10	Counterpart

This Agreement may be executed in separate copies by each Party. Each copy, when executed, shall be deemed as an original, and all of them together shall constitute one and the same document. Transmission of an executed copy by e-mail or fax shall be deemed as a legally effective way of transmission.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

YU Leslie

Signature:	/s/ YU Leslie

LESYU INVESTMENTS LIMITED

Signature of Authorized Representative:	/s/ YU Leslie

Name:	YU Leslie
Title:	Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

YANG Shuyi

Signature:	/s/ YANG Shuyi

YGS INVESTMENT LIMITED

Signature of Authorized Representative:	/s/ YANG Shuyi

Name:	YANG Shuyi
Title:	Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

BA Zhen

Signature:	/s/ BA Zhen

BZB INVESTMENT LIMITED

Signature of Authorized Representative:	/s/ BA Zhen

Name:	BA Zhen
Title:	Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

Wanquan Investment (BVI) Limited

Signature of Authorized Representative:	/s/ LI Tongtong

Name:	LI Tongtong
Title:	Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

QUHUO HOLDING (BVI) LIMITED

Signature of Authorized Representative:	/s/ CHEN You Rui

Name:	CHEN You Rui
Title:	Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

iStart Venture Limited

Signature of Authorized Representative:	/s/ CHA Li

Name:	CHA Li
Title:	Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

SBCVC Fund IV, L.P.

Signature of Authorized Representative:	/s/ CHAUNCEY SHEY

Name:	CHAUNCEY SHEY
Title:	Managing Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

Baidu Online Network Technology (Beijing) Co., Ltd.

Signature of Authorized Representative:	/s/ CUI Shanshan

Name:	CUI Shanshan
Title:	Executive Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

ClearVue YummyExpress Holdings, Ltd.

Signature of Authorized Representative:	/s/ Harry Chi Hui

Name:	Harry Chi Hui
Title:	Managing Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

FUSI IRVINE L.P.

Signature of Authorized Representative:	/s/ ZHOU Lan

Name:	ZHOU Lan
Title:	Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

Beijing ErQu Management Consultant LLP

Signature of Authorized Representative:	/s/ ZHOU Lan

Name:	ZHOU Lan
Title:	Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

Delta Electronics Capital Company

Signature of Authorized Representative:	/s/ LIU Liangfu

Name:	LIU Liangfu
Title:	Chairman of the Board

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

CDIB Private Equity (Fujian) Enterprise (Limited Partnership)

Signature of Authorized Representative:	/s/ ZOU Xusheng

Name:	ZOU Xusheng
Title:	Authorized Representative

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

Zhongnan Capital (Hong Kong) Limited

Signature of Authorized Representative:	/s/ LI Renjie

Name:	LI Renjie
Title:	Director

IN WITNESS WHEREOF, this Agreement has been signed by the Parties on the date first written above.

QUHUO LIMITED

Signature of Authorized Representative:	/s/ YU Leslie
Name: YU Leslie
Title: Director

QUHUO INVESTMENT LIMITED

Signature of Authorized Representative:	/s/ YU Leslie
Name: YU Leslie
Title: Director

QUHUO TECHNOLOGY INVESTMENT (HONG KONG) LIMITED

Signature of Authorized Representative:	/s/ YU Leslie
Name: YU Leslie
Title: Director

Beijing Quhuo Information Technology Co., Ltd. (Seal)

Signature of Authorized Representative:	/s/ YU Yiyang
Name: Yu Yiyang
Title: Legal Representative

Beijing Quhuo Technology Co., Ltd. (Seal)

Signature of Authorized Representative:	/s/ YU Leslie
Name: YU Leslie
Title: Legal Representative

Appendix A

1. Founding Entity Shareholders:

Name of Shareholders	Registered Address	Class of Shares	Number of Shares
LESYU INVESTMENTS LIMITED (“Leslie Yu SPV”)	Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands	Ordinary Shares	6,296,630
YGS INVESTMENT LIMITED (“Shuyi Yang SPV”)	Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands	Ordinary Shares	6,113,540
BZB INVESTMENT LIMITED (“Zhen Ba SPV”)	Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands	Ordinary Shares	2,363,030

2. Series Angel Investor

Name of Shareholders	Registered Address	Class of Shares	Number of Shares
Wanquan Investment (BVI) Limited (“LI Tongtong SPV”)	Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands	Ordinary Shares	199,560

3. Series A Investors:

Name of Shareholders	Registered Address	Class of Shares	Number of Shares	Investments Date[1]
iStart Venture Limited(“iStart SPV”)	UNIT 402, 4/F., FAIRMONT HOUSE, NO.8 COTTON TREE DRIVE,ADMIRALTY, HK	Series A Preferred Shares	1,335,370	July 26, 2013

[1]	Investments Date refers to the Closing Date on which the Investors or their Affiliates invested in the VIE prior to the Restructuring.

4. Series B Investors

Name of Shareholders	Registered Address	Class of Shares	Number of Shares	Investments Date
Baidu Online Network Technology (Beijing) Co., Ltd. (“Baidu SPV”)	Baidu Building, No. 10 Shangdi 10th Street, Haidian District, Beijing	Series B Preferred Shares	4,679,290	November 7, 2014
iStart SPV	Ditto	Series B Preferred Shares	554,000	April 14, 2014
SBCVC Fund IV, L.P. (“SBCVC SPV”)	Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands	Series B Preferred Shares	4,266,740	October 21, 2014

5. Series C-1 Investors

Name of Shareholders	Registered Address	Class of Shares	Number of Shares	Investments Date
iStart SPV	Ditto	Series C-1 Preferred Shares	488,000	June 12, 2015
SBCVC SPV	Ditto	Series C-1 Preferred Shares	488,000	June 1, 2015
Baidu SPV	Ditto	Series C-1 Preferred Shares	1,271,000	May 27, 2015
ClearVue Yummy Express Holdings, Ltd. (“ClearVue SPV”)	4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands	Series C-1 Preferred Shares	2,860,720	June 17, 2016

6. Series C-2 Investors

Name of Shareholders	Registered Address	Class of Shares	Number of Shares	Investments Date
CDIB Private Equity (Fujian) Enterprise (Limited Partnership) (“CDIB SPV”)	Sixth Floor, Building 3-5#, Taiwan Pioneer Park, Jinjingwan Area, Pingtan Comprehensive Experimental Area, Fujian Province, China	Series C-2 Preferred Shares	1,359,850	The date on which such Investor actually pays the transferred share price of VIE in full
Zhongnan Capital (Hong Kong) Limited (“Zhongnan Capital SPV”)	Room 503, 5th Floor, ASEAN Commercial Building, 246 Des Voeux Road Central, Sheung Wan, Hong Kong	Series C-2 Preferred Shares	1,017,520	The date on which such Investor actually pays the transferred share price of VIE in full

7. Series D Investors

Name of Shareholders	Registered Address	Class of Shares	Number of Shares	Investments Date
FUSI Irvine L.P. (“Fusi SPV”)	c/o Codan Trust Company(Cayman) Limited Cricket Square, Hutchins Drive, P O Box 2681, Grand Cayman, KY1-1111, Cayman Islands	Series D Preferred Shares	597,370	January 11, 2017
Beijing ErQu Management Consultant LLP (“Gongqingchengerhong SPV”)	620, 6th Floor, No. 101and 1st-7th Floor, Building 2, No. 36 Courtyard, Hongjunying South Road, Chaoyang District, Beijing	Series D Preferred Shares	1,943,760	November 28, 2016
SBCVC SPV	Ditto	Series D Preferred Shares	919,040	August 1, 2017
Delta Electronics Capital Company	3F, 99, Ruihu Street, Neihu, Taipei 11494, Taiwan	Series D Preferred Shares	445,730	March 21, 2018
CDIB SPV	Ditto	Series D Preferred Shares	657,110	The date on which such Investor actually pays the transferred share price of VIE in full
Zhongnan Capital SPV	Ditto	Series D Preferred Shares	491,690	The date on which such Investor actually pays the transferred share price of VIE in full
ClearVue SPV	Ditto	Series D Preferred Shares	755,910	July 19, 2017